UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (Amendment No. 3) TORRENT ENERGY CORPORATION
(Name of small business issuer in its charter)

Colorado	1311	84-0503749
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

600-666 Burrard Street Vancouver, British Columbia, Canada V6C 2X8 604.639.3118
(Address and telephone number of principal executive offices)

600-666 Burrard Street Vancouver, British Columbia, Canada V6C 2X8 604.639.3118
(Address of principal place of business or intended principal place of business)

Mark Gustafson, President Torrent Energy Corporation 600-666 Burrard Street Vancouver, British Columbia, Canada V6C 2X8 604.639.3118

(Name, address and telephone number of agent for service)

Copy of communications to:
Bernard I. Pinsky, Esq.
Clark Wilson LLP
Barristers and Solicitors
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604.687.5700

Approximate date of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [	]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.001 par value	1,650,000	$1.63	$2,689,500.00	$316.55
Common stock, $0.001 par value issuable upon conversion of Series C Convertible Preferred Stock	12,500,000(3)	$1.63	$20,375,000.00	$2,398.14
Total	14,150,000	$1.63	$23,064,500.00	$2,714.69

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on August 31, 2005, which was $1.63 per share.

(3)

Estimated number of shares of common stock underlying Series C Convertible Preferred Stock as provided under the investor registration rights agreement dated as of July 12, 2005 between our company and Cornell Capital Partners, LP.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS	Subject to completion
_____________, 200__

TORRENT ENERGY CORPORATION

14,150,000 Shares of Common Stock of Torrent Energy Corporation

This prospectus relates to the resale by the selling stockholders of up to 14,150,000 shares of common stock of Torrent Energy Corporation, a Colorado Corporation, which may be resold by selling security holders named in this prospectus. This resale of up to 14,150,000 includes 1,650,000 shares of our common stock and up to 12,500,000 shares of common stock underlying Series C Convertible Preferred Stock. The Series C Stock is convertible into common stock at any time by dividing the dollar amount being converted by the lower of $3.00 or 85% of the volume weighted average trading price per common share of our company for five trading days. The holder of the Series C Stock may only convert up to $950,000 of Series C Stock into common shares in any 30 day period; provided, however, that in no event can the holder of the Series C Stock convert more than an aggregate of $750,000 of Series C Stock in any 30 day period at the conversion price of 85% of the volume weighted average trading price per common share for five trading days. Each share of Series C Stock will automatically convert into shares of our common stock at the conversion price then in effect two years from the date of issuance of each share. Our company may redeem the Series C Stock by paying 120% of the invested amount together with any unpaid dividends. This prospectus relates to the resale of the common stock.

The shares were acquired by the selling shareholders directly from us in private offerings that were exempt from registration under the U.S. securities laws. We have been advised by the selling security holders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will not receive any proceeds from the resale of shares of common stock by the selling security holders. However, we have received proceeds from the sale of shares of common stock that are presently outstanding. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, and is listed on the Over-The-Counter Bulletin Board under the symbol "TREN". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on December 15, 2005, was $2.02.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various risk factors described beginning on page 6 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Torrent Energy Corporation with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

The date of this prospectus is _______________, 200__.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                                                                                                                                                                                                                                PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the secured convertible notes to the financial statements.

OUR BUSINESS

We are an exploration stage company primarily engaged in the exploration of coalbed methane in the Coos Bay region of Oregon. Through our wholly-owned subsidiary, Methane Energy Corp., we hold leases to approximately 101,000 acres of prospective coalbed methane lands in the Coos Bay region. Methane operates the exploration project in the Coos Bay region. Through our wholly-subsidiary, Cascadia Energy Corp., we are evaluating 114,964 acres in Washington State to commence an exploratory program for possible hydrocarbon deposits. We changed our name from Scarab Systems, Inc. to Torrent Energy Corporation on July 13, 2004 to reflect the change in our business operations towards coalbed methane exploration. The change in our business operations occurred as a result of our entering into a lease purchase and sale agreement, through Methane on April 30, 2004. We were previously a web design and internet application developer.

For the six months ended September 30, 2005, we generated no revenue and a net loss of $2,518,267. In addition, for the year ended March 31, 2005, we generated no revenue and a net loss of $2,701,460. As a result of recurring losses from operations and working capital deficiency, our auditors, in their report dated June 3, 2005, have expressed substantial doubt about our ability to continue as going concern.

Our principal offices are located at 600 - 666 Burrard Street, Vancouver, British Columbia, Canada V6C 2X8, and our telephone number is (604) 639-3118. We are a Colorado corporation.

THE OFFERING

Common stock offered by selling stockholders	Up to 14,150,000 shares
Common stock to be outstanding after offering	Up to 38,998,293 shares
Use of Proceeds	We will not receive any proceeds from the sale of the common stock.
Over-The-Counter Bulleting Board Symbol	TREN

The above information regarding common stock to be outstanding after the offering is based on 24,848,293 shares of common stock outstanding as of December 15, 2005 and assumes the subsequent conversion of our issued Series C Stock and the exercise of our issued warrants and options.

To obtain funding for our ongoing operations, we entered into three securities purchase agreements with three accredited investors on July 11, 2005 for the sale of an aggregate of 1,650,000 shares of our common stock at a price of $2.00 per share for gross proceeds of $3,300,000. On July 19, 2005 the investors provided us with an aggregate of $3,300,000, pursuant to the terms of the securities purchase agreements. We also entered into an investment agreement with an accredited investor on July 12, 2005 for the sale of 12,500 shares of our Series C Stock for gross proceeds of $12,500,000 pursuant to the terms of the investment agreement, of which the sale of 6,000 shares of Series C Stock for gross proceeds of $6,000,000 closed within two business days following the date of the investment agreement, the sale of 3,500 shares of Series C Stock for gross proceeds of $3,500,000 closed two business days prior to the date of this registration statement was filed, pursuant to the investor registration rights agreement, with the Securities and Exchange Commission, and the sale of 3,000 shares of Series C Stock for gross proceeds of $3,000,000 is to close on the fifth business day following the date this registration statement is declared effective by the Securities and Exchange Commission.

The Series C Stock is convertible into common stock at any time by dividing the dollar amount being converted by the lower of $3.00 or 85% of the volume weighted average trading price per common share of our company for five trading days. Based on the volume weighted average trading price per common share for the five trading days ending September 22, 2005, 8,680,556 shares of our common stock would be issuable upon conversion of all of the Series C Stock. The holder of the Series C Stock may only convert up to $950,000 of Series C Stock into common shares in any 30 day period; provided, however, that in no event can the holder of the Series C Stock convert more than an aggregate of $750,000 of Series C Stock in any 30 day period at the conversion price of 85% of the volume weighted average trading price per common share for five trading days. Each share of Series C Stock will automatically convert into shares of our common stock at the conversion price then in effect two years from the date of issuance of each share. Our company may redeem the Series C Stock by paying 120% of the invested amount together with any unpaid dividends. This prospectus relates to the resale of the common stock.

See the "Description of Securities" sections for a complete description of the common stock and the Series C Stock.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We have a history of losses which may continue, which may negatively impact our ability to achieve our business objectives.

We incurred net losses of $2,701,460 for the year ended March 31, 2005 and $374,606 for the year ended March 31, 2004. For the six months ended September 30, 2005, we incurred a net loss of $2,518,267. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

If we are unable to obtain additional funding our business operations will be harmed and if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

We will require additional funds to sustain and expand our oil and gas exploration activities. We anticipate that we will require up to approximately $15,000,000 to fund our continued operations for the fiscal year 2006. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and exploration plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated June 3, 2005, our independent auditors stated that our financial statements for the year ended March 31, 2005 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and working capital deficiency. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities. Our continued net operating losses increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have no history of revenues from operations and have no significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and must be considered in the development stage. Our success is significantly dependent on a successful acquisition, drilling, completion and production program. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

If we are unable to retain the services of Mr. Gustafson or if we are unable to successfully recruit qualified managerial and field personnel having experience in oil and gas exploration, we may not be able to continue our operations.

Our success depends to a significant extent upon the continued service of Mr. Mark Gustafson, our president, chief financial officer and a director. Loss of the services of Mr. Gustafson could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Gustafson. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

As our properties are in the exploration and development stage, there can be no assurance that we will establish commercial discoveries on our properties.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing oil and/or gas wells. Our properties are in the exploration and development stage only and are without proven reserves of oil and gas. We may not establish commercial discoveries on any of our properties.

It is unlikely that we will discover and establish a profitable coal bed methane gas production in the Coos Bay region.

Currently, there is no commercial production of coal in the state of Oregon. Additionally, there are no coal reserves attributed to the state of Oregon. Coal bed methane gas only accounts for a small percentage of all natural gas production in the United States, and the closest coal bed methane production to the Coos Bay region occurs in the state of Wyoming. As a result, it is unlikely that we will discover any significant amount of coal bed methane in the Coos Bay region or be able to establish a well that will produce a profitable amount of coal bed methane gas.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. In addition, adverse weather conditions can also hinder drilling operations. These changes and events may materially affect our financial performance. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

Even if we are able to discover and generate a gas well, there can be no assurance the well will become profitable.

We have not yet made a discovery of coalbed methane gas or drilled a gas well to capture any gas. Even if we are able to, a productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. In addition, the marketability of oil and gas which may be acquired or discovered will be affected by numerous factors, including the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection, all of which could result in greater expenses than revenue generated by the well.

Competition in the oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring the leases.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed. Our budget anticipates our acquisition of additional acreage in the Coos Bay basin. This acreage may not become available or if it is available for leasing, that we may not be successful in acquiring the leases.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry. We believe that our operations comply, in all material respects, with all applicable environmental regulations. Our operating partners maintain insurance coverage customary to the industry; however, we are not fully insured against all possible environmental risks.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Risks Relating to Our Series C Convertible Preferred Stock:

There are a large number of shares underlying our Series C Stock that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of December 15, 2005 we had 24,848,293 shares of common stock issued and outstanding and 12,500 Series C Stock outstanding. In addition, the number of shares of common stock issuable upon conversion of the outstanding Series C Stock may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the Series C Stock may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The continuously adjustable conversion price feature of our Series C Stock could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

The number of shares of common stock issuable upon conversion of our Series C Stock will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. Our obligation to issue shares upon conversion of our Series C Stock is essentially limitless if the trading price per common share declines towards zero as the number of Series C Stock convertible into common stock is based on the trading price per common share of our company.

The continuously adjustable conversion price feature of our Series C Stock may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock.

The Series C Stock is convertible into common stock at any time by dividing the dollar amount being converted by the lower of $3.00 or 85% of the volume weighted average trading price per common share of our company for five trading days. The holder of the Series C Stock may only convert up to $950,000 of Series C Stock into common shares in any 30 day period; provided, however, that in no event can the holder of the Series C Stock convert more than an aggregate of $750,000 of Series C Stock in any 30 day period at the conversion price of 85% of the volume weighted average trading price per common share for five trading days. Each share of Series C Stock will automatically convert into shares of our common stock at the conversion price then in effect two years from the date of issuance of each share. Our company may redeem the Series C Stock by paying 120% of the invested amount together with any unpaid dividends. The Series C Stock is convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion of preferred stock, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the Series C Stock may cause immediate and substantial dilution to our existing stockholders.

The issuance of shares upon conversion of the Series C Stock may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In the event that our stock price declines, the shares of common stock allocated for conversion of the Series C Stock and registered pursuant to a previous registration statement may not be adequate and we may be required to file a subsequent registration statement covering additional shares. If the shares we have allocated and registered pursuant to the previous registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with such a filing.

The following table sets forth the number and percentage of shares of our common stock that would be issuable if the holders of the Series C Stock converted the stock at the stated conversion prices.

Market Price of Our Common Stock(1)	Conversion Price(2)	Number of Shares Issuable on Conversion of Series C Stock(3)	Percentage of Issued and Outstanding(4)
-(5)	$3.00(5)	4,166,667	14.4%
$3.00	$2.55	4,901,961	16.5%
$2.75	$2.34	5,341,880	17.7%
$2.50	$2.13	5,868,545	19.1%
$2.25	$1.91	6,544,503	20.8%
$2.00	$1.70	7,352,941	22.8%
$1.75	$1.49	8,389,262	25.2%
$1.50	$1.28	9,765,625	28.2%
$1.25	$1.06	11,792,452	32.2%
$1.00	$0.85	14,705,882	37.2%
$0.75	$0.64	19,531,250	44.0%
$0.50	$0.43	29,069,767	54.0%
$0.25	$0.21	59,523,809	70.5%
(1)	The volume weighted average trading price per common share of our company for five trading days.
(2)	85% of the volume weighted average trading price per common share for five trading days.

(3)         The holders of the Series C Stock may only convert up to $950,000 of Series C Stock into common shares in any 30 day period; provided, however, that in no event can the holders of the Series C Stock convert more than an aggregate of $750,000 of Series C Stock in any 30 day period at the conversion price of 85% of the volume weighted average trading price per common share for five trading days. The number of shares issuable on conversion of our Series C Stock set out in the above table assumes that all of the Series C Stock are converted at the same corresponding conversion price.

(4)         The percentage of the total outstanding common stock that the shares issuable on conversion of the Series C Stock is based on 24,848,293 shares of common stock outstanding as of December 15, 2005 and is without regard to any contractual or other restriction on the number of securities a particular selling stockholder may own at any point in time.

(5)         The Series C Stock is convertible into common stock at any time by dividing the dollar amount being converted by the lower of $3.00 or 85% of the volume weighted average trading price per common share of our company for five trading days. Our company may redeem the Series C Stock by paying 120% of the invested amount together with any unpaid dividends. This prospectus relates to the resale of the common stock.

Risks Relating to Our Common Stock:

If we fail to remain current in our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our common stock is subject to the "penny stock" rules of the Securities and Exchange Commission and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholder named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholder and we will not receive any proceeds from the resale of the common stock by the selling stockholder. We will, however, incur all costs associated with this registration statement and prospectus.

                MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "TREN". Prior to July 30, 2004, our common stock was quoted under the symbol "SBSY." Prior to March 24, 2003, our common stock was quoted under the symbol "IRVV."

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High	Low
2004
First Quarter(1)	$ 0.20	$ 0.10
Second Quarter	0.20	0.10
Third Quarter	0.20	0.10
Fourth Quarter	0.51	0.05

2005
First Quarter	$ 1.29	$ 0.38
Second Quarter	1.18	0.65

Third Quarter	1.37	0.72
Fourth Quarter	1.36	0.93

2006
First Quarter	$ 3.56	$ 0.95
Second Quarter	$ 2.58	$ 1.56
(1) All prices per share before January 20, 2004 take into account the one-for-ten share consolidation, which has the effect of multiplying the pre-consolidated price per share by a factor of ten.

Holders

As of December 15, 2005, we had approximately 169 registered holders of our common stock. The number of holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, CO 80401.

Dividends

We have never declared or paid any cash dividends on our common stock. As of September 30, 2005, we had paid dividends of $72,672 on our Series B Stock and have accrued $63,219 on our Series C Stock. We do not anticipate paying any cash dividends to common stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the board of directors deem relevant.

2005 Equity Incentive Plan

On March 17, 2005, we adopted the 2005 equity incentive plan (the “2005 Plan”) for executives, employees and outside consultants and advisors. A maximum of 2,500,000 shares of our common stock are subject to the 2005 Plan. During the six months ended September 30, 2005, we granted 1,700,000 stock options to various directors and consultants of our company under the 2005 Plan. Each option entitles the holder to acquire one common share at exercise prices ranging from $1.25 to $2.00 per share. These options vest 25% immediately and 25% every six months afterward until fully vested 18 months from the date of grant. These options expire five years from the date of grant. On August 31, 2005, a Form S-8 registration statement was filed to register the 2005 Plan.

2004 Non-Qualified Stock Option Plan

In February 2004, our board of directors authorized the 2004 Non-Qualified Stock Option Plan for our executive, employees and outside consultants and advisors. Under the 2004 Plan, executives, employees and outside consultants and advisors may receive awards of non-qualified stock options. A maximum of 1,800,000 shares of our common stock are subject to the 2004 Plan. As at December 15, 2005, 1,600,000 options were issued and exercised and 200,000 options remain outstanding of which 150,000 options are exercisable. Each outstanding option entitles the holder to acquire one common share at an exercise price of $0.50 per share. Vesting provisions for these options are 25% immediately and 25% every six months afterward until fully vested on December 31, 2005. These options expire on August 3, 2009 and have been registered pursuant to a Form S-8 registration statement filing. There are no additional shares available to be granted under the 2004 Plan.

During the fiscal year ended March 31, 2005, 600,000 stock options were granted outside the 2004 Plan of which 200,000 stock options with an exercise price of $1.00 per share and another 200,000 with an exercise price of $2.00 per share were granted pursuant to a mail distribution agreement with a third party. These options vested immediately and were exercisable until November 1, 2005. These options had a cashless exercise provision whereby the optionee could elect to receive common stock in lieu of paying cash for the options based on a formula that includes using the average closing prices of the five trading days preceding the exercise date. During the six months ended September 30, 2005, the optionee elected to invoke the cashless exercise provision for the exercise of 200,000 options resulting in 89,502 common shares being issued and the other 200,000 stock options being cancelled. The cancellation of the 200,000 options, due to non-performance under the original agreement, resulted in the reversal of $99,641 which had previously been recorded to additional paid-in capital and investor relations expense. The other 200,000 stock options granted outside the 2004 Plan were to a consultant of our company for public and investor relations services. These options have an exercise price of $0.83 per share, vested 25% immediately, and 25% every quarter thereafter. These 200,000 options were later brought in and were registered under the 2005 Plan. As at December 15, 2005, 200,000 of these options are exercisable. Either party may terminate the investor relations agreement with thirty days written notice.

Option/SAR Grants in the Last Fiscal Year

During the fiscal year ended March 31, 2005, we granted the following stock options to our executive officers:

Name	Number of Securities Underlying Options/SARS Granted	% of Total Options/SARS Granted to Employees in Fiscal Year(1)	Exercise Price ($/Share)	Expiration Date
Mark Gustafson, President, Chief Executive Officer, Acting Chief Financial Officer and Director	540,000(2) 400,000(3)	72.97% 54.05%	$0.10 $1.25	May 7, 2009 April 1, 2010

(1)	The total number of options outstanding as at March 31, 2005 was 740,000.

(2)

Mark Gustafson was granted options to purchase 540,000 shares of our common stock as compensation for consulting services provided to our company prior to becoming our president, chief executive officer, acting chief financial officer and a director. All of these options have been exercised.

(3)

Mark Gustafson was granted options to purchase 400,000 shares of our common stock as compensation for services as our president, chief executive officer and acting chief financial officer. These options vest over 18 months from the date of grant on April 1, 2005 as to 25% immediately and 25% every six months until September 6, 2006.

Aggregate Option/SAR Exercises and Fiscal Year-End Option/SAR Value

During the fiscal year ended March 31, 2005, the following stock options were exercised by our executive officers:

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at March 31, 2005	Value of Unexercised In-the-Money Options/SARs at March 31, 2005
Mark Gustafson, President, Chief Executive Officer, Acting Chief Financial Officer and Director	540,000(1)	$221,700	Nil	Nil

(1)

These stock options were granted to Mark Gustafson as compensation for consulting services provided to our company and prior to Mr. Gustafson becoming our president, chief executive officer, acting chief financial officer and a director.

PLAN OF OPERATIONS

Some of the information in this document contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;
•	contain projections of our future results of operations or of our financial condition; and
•	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

We are an exploration stage company primarily engaged in the exploration for natural gas from coal in the Coos Bay region of Oregon. Through our wholly-owned subsidiary, Methane, we hold leases to approximately 101,000 acres of prospective natural gas from coal lands in the Coos Bay region. Through our wholly-owned subsidiary, Cascadia, we are evaluating up to 114,964 acres in Washington State to commence an exploratory program for possible hydrocarbon deposits. We changed our name from Scarab Systems, Inc. to Torrent Energy Corporation on July 13, 2004 to reflect the change in our business focus towards exploration for and production of natural gas from coal seams.

Until June 22, 2004, when we closed on the purchase of certain oil and gas leases in the Coos Bay region, our business was to provide services to the e-commerce industry. Historically, these services have been comprised of marketing, e-commerce development and the sale and distribution of transaction processing and payment services. Since none of these services were sufficient to provide us with a sustainable foundation, we commenced reviewing opportunities in the resource sector in late fiscal 2004. Accordingly, the accumulated losses of $883,317 to March 31, 2004 reflect our past activities that have been either discontinued or abandoned. In addition, the results of operations discussed herein reflect our previous operations and not the financial results of our new business model.

Our restructuring accelerated in the final quarter of fiscal 2004 (January 1 to March 31, 2004) and was finalized in the first quarter of fiscal 2005 (April 1 to June 30, 2004). We decided to investigate and pursue a number of conventional oil and gas opportunities as well as a number of unconventional (coalbed methane) acquisition candidates. Due diligence on a coalbed methane opportunity was completed in April and May of 2004, resulting in the May 20, 2004 announcement of the purchase of certain Oregon-based oil and gas lease assets from an independent company. Two private placements in the first quarter of fiscal 2005 (April 1 to June 30, 2004) allowed us to complete the lease acquisitions and to commence leasing additional mineral rights under the land surrounding the existing oil and gas leases. We now have a coalbed methane exploration prospect in Oregon to focus on. An additional private placement in the second quarter of fiscal 2005 (July 1 to September 30, 2004) allowed us to complete lease acquisitions, core drilling, marketing and public relations, working capital needs and pay legal and professional fees. Additional financings may be required to support further leasing activities and related exploratory drilling programs.

Plan of Operations

Land Acquisition

We currently lease approximately 101,000 acres in the Coos Bay Basin. Our objective to acquire a land lease position of approximately 80,000 to 90,000 acres before the end of 2005 was reached in November, 2005 when our wholly-owned operating subsidiary, Methane, secured additional acres falling within the key portions of the Coos Bay basin area to bring the total area leased to approximately 101,000 acres.

Exploration of the Coos Bay Project

We have implemented a drilling and exploration program in the Coos Bay Basin. Based on existing raw data, which provides substantial subsurface information, we have completed a core drilling program. A total of five core holes have been drilled from November 2004 to May 2005 at depths ranging from 1,000 to 4,500 feet. Since gas content levels have met management's expectations, we are proceeding with a full pilot test well program that began in August 2005.

The first pilot project area in the Coos Bay Basin is called Beaver Hill. Methane has completed drilling and setting production casing for Beaver Hill #1 through #5. These wells encountered a number of coal seams within the Lower Coaledo formation and we have specifically targeted the thicker “D” coal seam for development based on our initial evaluation. All five wells in this project are located on a single site within the Coos County forest lands. The last four wells were directionally drilled by Roll’n Oilfield Services’ Rig #14 to true vertical depths ranging from 3,900 to 5,200 feet. Beaver Hill #1 was perforated and tested during July 2005 to test for inflow of water and natural gas from this “D” coal seam. The purpose of the test was to gather representative water and gas samples from the coal seam and to measure the volumes of water and gas recovered during the duration of the test. This test information has increased our understanding of the Coos Bay basin coals and should allow us to engineer potential stimulation programs and to design production equipment for the Beaver Hill wells.

A second pilot project area has been identified two miles south of the Beaver Hill site and has been designated as the Radio Hill Project area. Several wells are planned for this location targeting the same Lower Coaledo “D” seam found at Beaver Hill. The Radio Hill site has been prepared, well permit applications have been filed, drilling design has been completed and the Roll’n rig has been moved on location.

Estimated Timeline Over the Next Twelve Months

August 2005 to February 2006	Pilot well drilling and testing.
January 2006 to July 2006	Continue pilot well testing.

Major expenditures expected for the 12 month period commencing August 1, 2005 include the following:

Exploration and drilling:	$11,600,000
Leasing:	700,000
Operating expenses:	1,100,000
General and administrative:	900,000
General working capital:	700,000
Total:	$15,000,000

Exploration of Cedar Creek Project

Our wholly-owned subsidiary, Cascadia, executed a lease option agreement dated August 9, 2005 with Weyerhaeuser Company to lease 100,000 acres that it could choose from an overall 365,000 acreage block in the Cedar Creek area in Lewis, Cowlitz and Skamania Counties, Washington State. Our subsidiary intends to commence an exploratory work program in 2006 on that acreage searching for possible hydrocarbon deposits. Cascadia has also has been granted a two year first right of refusal on the balance of the Cedar Creek Block. Initial cash consideration for this option was $100,000. In addition, Cascadia has committed to a work program based upon the number of acres selected for further exploration activity.

Cascadia has also entered into a joint venture agreement dated August 12, 2005 with St. Helens Energy, LLC., a 100% owned subsidiary of Comet Ridge Limited, an Australian coal seam gas explorer listed on the Australian Stock Exchange, headquartered in Perth, Western Australia. Under this agreement, St. Helens Energy LLC. holds a 40% interest in the new Washington exploration project. Cascadia will serve as operator of the joint venture and St. Helens Energy LLC. will actively assist in evaluating the area and developing exploratory leads and prospects.

The continuation of our business is dependent upon obtaining further financing, a successful program of acquisition, positive results of exploration, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. As noted herein, we have arranged sufficient funding for 12 months of operations but have not yet commenced pursuing various financing alternatives to meet our long-term financial requirements. There can be no assurance that additional financing will be available when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations. Further, there can be no assurance that our exploration will result in any commercial findings of oil and gas, or any findings at all.

Results of Operations

The results of operations include the results of Torrent and its wholly owned subsidiaries, Methane and Cascadia, for the six months ended September 30, 2005 and Torrent and its wholly owned subsidiary, Catalyst Technologies Inc., for the six months ended September 30, 2004. We abandoned Catalyst Technologies Inc. during fiscal 2004 due to a lack of working capital and disappointing financial results. During the six months ended September 30, 2005, Torrent performed all of the administrative operations while the subsidiaries, Methane and Cascadia, hold the interests in the leases and operates the Coos Bay project and Cedar Creek project, respectively.

For the Year Ended March 31, 2005 Compared to the Year Ended March 31, 2004

Operating expenses were $2,419,652 for the year ended March 31, 2005 compared to $411,651 for the year ended March 31, 2004. This significant increase reflects the transition from a startup company to an oil and gas exploration company.

Consulting fees increased from $169,059 in the prior year to $288,845 in the current year due to the hiring of more operational consultants this year to commence oil and gas operations. Directors' fees of $7,500 represent the payment of $2,500 per quarter for each of the three directors commencing on January 1, 2005 (last quarter of fiscal 2005). There were no directors fees paid in the prior year. Insurance expense of $48,819 represents pollution and liability coverage that had to be obtained prior to commencing operations in fiscal 2005. There were no operations and no insurance in the prior year. Interest expense of $7,500 represents interest on a short term loan from a shareholder in early fiscal 2005. There were no such loans in the prior year. Interest on long term debt was nil this year relative to $8,948 last fiscal year since there was no long term debt during the current fiscal year.

Investor relations expense was $864,375 for the current year versus nil for the prior year. This expense includes a $600,000 payment pursuant to a direct mail agreement to introduce our company to potential investors. In addition, this balance includes $161,700 for stock issued for investor relations services in June 2004. We also hired an investor relations consultant at $5,000 per month in September 2004 to assist in communicating with shareholders. Legal and accounting has increased from $14,924 in fiscal 2004 to $128,719 in fiscal 2005 as a result of the startup of oil and gas operations and due to multiple financings. Lease rental expense of $15,017 this year compares to nil last year as a result of the rental of miscellaneous office equipment this year. Office expenses increased from $21,501 last year to $49,449 this year due to the opening of a formal office in Coquille, Oregon to accommodate the needs of our operating subsidiary.

There were purchase investigation costs for the year ended March 31, 2005 of $103,310 versus nil for the year ended March 31, 2004, a result of a project we pursued but declined to acquire. Rent was $19,520 for the year ended March 31, 2005 on the Coquille office versus nil for the year ended March 31, 2004, since there were no operations last year. Shareholder relations were $90,721 for the year ended March 31, 2005 versus nil for the year ended March 31, 2004. This balance includes all of the transfer agent fees, costs of setting up and maintaining the website and costs related directly to shareholder issues. Stock based compensation for the year ended March 31, 2005 was $701,740 versus $195,740 for the year ended March 31, 2004. This significant increase is due the issuance of several tranches of options for the year ended March 31, 2005 plus a rising share price. Telephone expense of $7,544 increased from the prior year of $232 due to the startup of actual operations. Travel expense increased from $1,247 for the year ended March 31, 2004 to $86,593 for the year ended March 31, 2005 due to commuting to the project in Oregon and financing trips.

Under other income, there was minor interest income this year of $1,027 due to surplus funds. There were no surplus funds and related interest income for the year ended March 31, 2004. In fiscal 2004 there was a gain on settlement of debt of $37,045 as a direct result of the restructuring program completed in fiscal 2004. There were no gains/losses of this nature in the fiscal year ended March 31, 2005.

Related to the Series B Stock, there was an accrued dividend payable for the year ending March 31, 2005 of $72,672 and nil in the previous year since the preferred stock was issued in August, 2004. The beneficial conversion feature associated with the convertible preferred stock was $315,244 in total. Of this balance, $210,163 was accreted in the current fiscal year and the remaining balance of $105,081 will be accreted in the first quarter of the next fiscal year.

For the Six Months Ended September 30, 2005 Compared to the Six Months Ended September 30, 2004

Operating expenses rose considerably between the periods due to our increased activity compared to the prior period when we were beginning to reestablish our operations. During the six months ended September 30, 2005, we completed drilling on the fifth and last core hole in our multi-hole program in Coos Bay Basin of Oregon and commenced completion and testing operations on our Beaver Hill # 1 well location. The significant operating expenses consisted of consulting fees, accounting and legal fees, lease rentals, stock based compensation and travel expenses.

Operating expenses were $2,230,346 for the six months ended September 30, 2005, compared with $1,117,989 for the six months ended September 30, 2004. A significant portion of the increase in expenditures was attributable to stock- based compensation expenses of $1,308,007 related to the granting of three tranches of stock options during the quarter ended September 30, 2005 (2004 - $461,336).

Consulting fees were $406,865 for the six months ended September 30, 2005, compared with $115,187 for the six months ended September 30, 2004. The increase is a result of our increased activity compared to the prior period when we were only beginning to reestablish our operations. There is now a complete management team in place to continue the exploration of the Coos Bay project in Methane and to start planning for the exploration of the Cedar Creek project in Cascadia.

Investor relations expenses (recovery) were $(15,764) for the six months ended September 30, 2005, compared with $221,100 for the six months ended September 30, 2004. This expense recovery resulted from the regular investor relations expenses of $83,877 being netted against a reversal of $(99,641). This reversal relates directly to the cancellation of 200,000 stock options that were originally granted during the fiscal year ended March 31, 2005.

During the six months ended September 30, 2005, we paid $60,013 for lease rentals pursuant to our oil and gas leases. The joint venture cost recovery of $(76,724) relates entirely to the Cedar Creek project in Cascadia. We incur the consulting and lease costs in Cascadia, then we recover 40% of these costs from our joint venture partner, St. Helens Energy LLC., as described more fully in Note 4 to the financial statements.

Legal and accounting costs rose during the period primarily as a result of increased fees to comply with regulatory and audit requirements, and to close financings. As a result, our legal and accounting costs were $136,594 for the six months ended September 30, 2005, compared to $60,589 for the six months ended September 30, 2004.

Travel costs for the six months ended September 30, 2005 were $125,777 as compared to $10,500 for the same period last year. The additional travel costs were due to the requirements to bring the expertise into Oregon for our drilling program plus the travel required to complete our fundings.

We invested excess cash in term deposits during the six months ended September 30, 2005 resulting in interest revenue of $53,017. Similar investments during the six months ended September 30, 2004 yielded $163 in interest revenue.

During the six months ended September 30, 2005, our company paid or accrued $215,753 (2004 - $ nil) in consulting fees to our directors and officers. In addition, we paid our officers and directors $61,600 (2004 - $nil) for consulting fees relating to our oil and gas leases and $122,000 (2004 - $ nil) for geological and geophysical consulting fees, both of which are included in the costs of the oil and gas properties.

As at September 30, 2005, there was $68,462 (2004 – $nil) representing unpaid consulting fees and reimbursable expenses owing to our directors and officers. In fiscal year 2004, in anticipation of the change in business operation, $110,527 in consulting fees (including $303,280 incurred in fiscal year 2004) owing to our directors and officers was forgiven. This money was recorded as an additional paid-in capital.

We recorded a net loss of $(2,177,329) for the six months ended September 30, 2005, compared with a net loss of $(1,117,826) for the six months ended September 30, 2004.

Liquidity and Capital Resources

Our cash on hand was $9,167,374 as at September 30, 2005 compared to $2,600,986 at March 31, 2005. Our working capital surplus was $7,216,045 as at September 30, 2005 as compared to $1,968,953 as at March 31, 2005.

During, the six months ended September 30, 2005, we received net proceeds of $3,389,286 consisting of $114,286 from the exercise of 228,571 warrants into shares of common stock and $3,275,000 from the issuance of 1,650,000 shares of common stock. In addition, we received net proceeds of $8,776,990 from the issuance of 9,500 shares of Series C Stock. This compares to net proceeds of $796,025 from the issuance of shares of common stock and $1,450,000 in net proceeds from the issuance of 2,200 Series B Stock during the six months ended September 30, 2004.

During the six months ended September 30, 2005, we invested $5,718,945 in our Coos Bay project as compared to $2,775,434 during the period from inception through March 31, 2005. This included $287,828 (inception through March 31, 2005 - $1,255,847) in seismic costs and lease costs to target and secure the oil and gas rights, drilling costs of $5,107,087 (inception through March 31, 2005 - $1,262,564) for the drill-core program; and $324,030 (inception through March 31, 2005 - $257,023) for geological and geophysical consulting fees. Additionally, we invested $291,810 in our Cedar Creek project, of which $116,724 has been or will be recovered from our joint venture partner in this project, resulting a net project investment as at September 30, 2005 of $154,433, plus related expenses of $20,653.

Series B Convertible Preferred Shares

We are authorized to issue up to 5,000 shares of Series B convertible preferred stock, par value $0.01. On August 27, 2004, we closed a private placement of Series B Stock for $2,200,000 in gross proceeds. Our Series B

Stock are non-voting, carry a cumulative dividend rate of 5% per year, and were convertible into shares of common stock at any time by dividing the dollar amount being converted by the lower of $1.20 or 80% of the lowest volume weighted average trading price per share of our common stock for 10 trading days. As a condition of the private placement, we agreed to file a registration statement registering up to 5,000,000 shares of common stock in order to receive all of the proceeds of the private placement.

During the six months ended September 30, 2005, 1,700 Series B Stock were converted into 1,795,254 shares of our common stock at an average price of $1.06 per share of common stock. During the fiscal year ended March 31, 2005, 500 Series B Stock were converted into 614,358 shares of our common stock at an average price of $0.83 per share of common stock. As at September 30, 2005, there were no Series B Stock outstanding.

Series C Convertible Preferred Shares

We are authorized to issue up to 25,000 shares of Series C convertible preferred stock, par value $0.01. On July 19, 2005, we closed a private placement of Series C Stock at $1,000 per share for 12,500 shares. Our Series C Stock is non-voting, carries a cumulative dividend rate of 5% per year, and is convertible into shares of common stock at any time by dividing the dollar amount being converted by the lower of $3.00 or 85% of the lowest volume weighted average trading price per share of our common stock for 5 trading days. As a condition of the private placement, we agreed to file a registration statement registering up to 12,500,000 shares of common stock in order to receive all of the proceeds of the private placement.

During the quarter ended September 30, 2005, we completed a $12,500,000 Series C Stock offering. Under the terms of this financing, we received gross proceeds of $6,000,000 on closing and an additional $3,500,000 upon filing a registration statement on Form SB-2 registering the offering. We expect to receive an additional $3,000,000 upon effectiveness of the registration statement. These proceeds will also be used to fund our Coos Bay program, our Cedar Creek program and for general working capital.

Warrants

During the fiscal year ended March 31, 2005, we issued warrants attached to a private placement to purchase 1,442,930 shares of our common stock at a price of $0.50 per share exercisable until May 19, 2006. We also issued warrants attached to a private placement to purchase 500,000 shares of our common stock at a price of $0.55 per share exercisable until July 7, 2006. During the six months ended September 30, 2005, 228,571 shares of common stock were issued pursuant to the exercise of share purchase warrants for proceeds of $114,286. As at September 30, 2005, 100,000 share purchase warrants at a price of $0.55 per share remain outstanding.

$2,500,000 Private Placement

To obtain funding for our ongoing operations during the fiscal year ended March 31, 2005, we entered into two stock purchase agreements with two accredited investors on February 11, 2005 for the sale of 2,500,000 shares of our common stock for $2,500,000. The investors provided us with an aggregate of $2,500,000 on February 15, 2005, pursuant to the stock purchase agreements. The funds from the sale of the shares of common stock were used for exploratory core drilling and for general working capital.

$3,300,000 Private Placement

During the quarter ended September 30, 2005, we closed a private placement with three institutional investors resulting in gross proceeds of $3,300,000 by issuing 1,650,000 shares of common stock at a price of $2.00 per share. These placement proceeds are being used to fund our pilot well program in Coos Bay, Oregon.

We will still need additional investments in order to continue operations to cash flow break even. Additional investments will be sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations again.

New Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections.” SFAS No. 154 replaces APB Opinion No. 20 “Accounting Changes” and SFAS No. 3 “Reporting Accounting Changes in Interim Financial Statements.” SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The adoption of SFAS No. 154 will have no impact on our company’s consolidated financial statements.

In September 2004, the Emerging Issues Task Force issued Emerging Issues Task Force (EITF) No. 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share.” EITF No. 04-8 provides new guidance on when the dilutive effect of contingently convertible securities with a market price trigger should be included in diluted earnings per share. The new guidance states that these securities should be included in the diluted earnings per share computation regardless of whether the market price trigger has been met. The guidance in EITF 04-8 is effective for all periods ending after December 15, 2004 and would be applied by retrospectively restating previously reported earnings per share. The adoption of EITF No. 04-8 did not have a material impact on our company’s consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB No. 29, Accounting for Nonmonetary Transactions.” SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits, or (2) the transactions lack commercial substance. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of FASB No. 153 will not have a material impact on our company’s consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123(R), “Accounting for Stock-Based Compensation”. SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123(R) requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS 123(R), only certain pro-forma disclosures of fair value were required. SFAS 123(R) shall be effective for our company as of the beginning of the first interim or annual reporting period that begins after April 1, 2006. The adoption of FASB No. 123(R) will not have a material impact on our company’s consolidated financial statements.

Critical Accounting Policies and Estimates

Our financial statements have been prepared on a going concern basis. We have accumulated a deficit of $6,103,044 to September 30, 2005. We believe we have sufficient cash to meet our projected expenditures for the next twelve months. In the long-term, our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. We have historically satisfied our working capital needs primarily by issuing equity securities and at March 31, 2005 we had working capital of $1,968,953, largely as a result of completing private placements in May 2004, June 2004, August 2004 and February 2005 which raised aggregate net proceeds of $5,040,025. Management plans to continue to provide for our capital needs by issuing equity securities. These financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Accounting Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on the historical trends and other information available when the financial statements are prepared. Changes in the estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates and assumptions

Income Taxes

We have adopted SFAS No. 109, “Accounting for Income Taxes”, which requires us to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in our financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Stock-based Compensation

Effective April 1, 2004, we adopted SFAS No. 123 “Accounting for Stock Based Compensation” as amended by SFAS No. 148 “Accounting for Stock-based Compensation - Transition and Disclosure”. We recognize stock based compensation expense using a fair value based method. This accounting change is applied retroactively.

Prior to the adoption of this standard, we applied the disclosure provision of SFAS No. 123 for stock options granted to directors, officers and employees. As permitted by SFAS No. 123, we followed the intrinsic value approach of APB No. 25 “Accounting for Stock Issued to Employees” and the related interpretations. We have a stock option plan that is described more fully in Note 5 to the financial statements.

Accounting for Derivative Instruments and Hedging Activities

We have adopted SFAS No. 133 “Accounting for Derivative and Hedging Activities”, which requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain and loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. We have not entered into derivative contracts either to hedge existing risks or for speculative purposes.

Long-Lived Assets Impairment

Our long-term assets are reviewed when changes in circumstances require as to whether their carrying value has become impaired, pursuant to guidance established in SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations, undiscounted and without interest charges. If impairment is deemed to exist, the assets will be written down to fair value, and a loss is recorded as the difference between the carrying value and the fair value. Fair values are determined based on the quoted market values, discounted cash flows or internal and external appraisal, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

Asset Retirement Obligations

We recognize a liability for future retirement obligations associated with our oil and gas properties. The estimated fair value of the asset retirement obligation is based on the current cost escalated at an inflation rate and discounted at a credit adjusted risk-free rate. This liability is capitalized as part of the cost of the related asset and amortized over its useful life. The liability accretes until we settle the obligation. As of September 30, 2005, we did not have any asset retirement obligations.

Oil and Gas Properties

We utilize the full cost method to account for our investment in oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including such costs as leasehold acquisition costs, interest costs relating to unproved properties, geological expenditures and direct internal costs are capitalized into the full cost pool. As of March 31, 2005, we had no properties with proven reserves. When we obtain proven oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves and estimated abandonment costs, net of salvage, will be depleted on the units-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects including capitalized interest, if any, are not amortized until proved reserves associated with the projects can be determined. If the future exploration of unproved properties are determined uneconomical, the amount of such properties are added to the capitalized cost to be amortized. As of March 31, 2005, all of our oil and gas properties were unproved and were excluded from amortization.

The capitalized costs included in the full cost pool are subject to a “ceiling test”, which limits such costs to the aggregate of the estimated present value, using an estimated discount rate, of the future net revenues from proved reserves, based on current economic and operating conditions and the estimated value of unproven properties. As at September 30, 2005, none of our unproved oil and gas properties were considered impaired.

                BUSINESS

OVERVIEW

We are an exploration stage company primarily engaged in the exploration for natural gas from coal in the Coos Bay region of Oregon. Through our wholly-owned subsidiary, Methane, we hold leases to approximately 101,000 acres of prospective natural gas from coal lands in the Coos Bay region. Methane operates the exploration project in the Coos Bay region. Through our wholly-owned subsidiary, Cascadia, we are evaluating up to 100,000 acres from a private lease and 14,964 acres from state leases in Washington State to commence an exploratory program for possible hydrocarbon deposits.

Organizational/Historical Background

We were formed by the merger of Scarab Systems, Inc., a Nevada corporation into iRV, Inc., a Colorado corporation. Scarab Systems, Inc. was a privately owned Nevada corporation that was incorporated on October 8, 2001. The effective date of the merger transaction between Scarab Systems, Inc. and iRV, Inc. was July 17, 2002. Subsequent to completion of the reorganization, Scarab Systems, Inc. transferred all its assets and liabilities to iRV, Inc. and ceased operations. The directors and executive officers of iRV, Inc. were subsequently reconstituted. iRV, Inc. and changed its name to Scarab Systems, Inc. on March 24, 2003. We were initially providing services to the e-commerce industry but ceased all activity in the e-commerce industry by the end of the fiscal year ended March 31, 2003.

On January 30, 2002, we were given two options in fiscal year 2002 to acquire all the issued and outstanding shares of 485017 B.C. Ltd., a British Columbia company doing business as MarketEdge Direct, as security against a subscription receivable of $337,500 for 675,000 shares from the shareholders of MarketEdge Direct. MarketEdge Direct was in the business of providing a wide range of marketing products and services. Effective August 7, 2002, we exercised both of the options and acquired all the issued and outstanding shares of MarketEdge Direct. Due to disappointing financial results of MarketEdge Direct, on March 28, 2003, we entered into an agreement with the former shareholders of MarketEdge Direct to sell MarketEdge Direct back to them. As a result, all the issued and outstanding shares of MarketEdge Direct that we acquired were sold back to the former MarketEdge Direct shareholders for the return to treasury of 540,000 of our common shares.

On March 28, 2003, we acquired all the issued and outstanding shares of Catalyst Technologies, Inc., a British Columbia corporation. Catalyst is a Vancouver based, web design and Internet application developer. Catalyst specializes in the development of web-sites and Internet software design, primarily for the Health and Nutraceutical industry. The acquisition of Catalyst was treated as a non-material business combination in the fiscal year 2003 and we abandoned Catalyst during the fiscal year ended March 31, 2004 due to a lack of working capital and disappointing financial results.

On April 30, 2004, we incorporated an Oregon subsidiary company named Methane Energy Corp. in anticipation of acquiring oil and gas properties in the State of Oregon. On May 11, 2004, Methane entered into a lease purchase and sale agreement with GeoTrends-Hampton International LLC to purchase GeoTrends-Hampton International's undivided working interest in certain oil and gas leases for the Coos Bay Basin prospect located onshore in the Coos Bay Basin of Oregon. To acquire these oil and gas leases, we paid a total of $300,000 in cash and will issue 1,800,000 restricted common shares in three performance-based tranches. The lease and sale agreement closed on June 22, 2004. On closing, we paid $100,000 of the cash and issued 600,000 of our common shares. We have since paid the remaining $200,000 so that the cash consideration is fully paid and have issued an additional 600,000 shares pursuant to the second tranche. A third tranche of 600,000 common shares will be issued if and when certain conditions are fulfilled.

Pursuant to the GeoTrends-Hampton International agreement, we acquired leases of certain properties in the Coos Bay area of Oregon which are prospective for oil and gas exploration. Leases were acquired from the State of Oregon and from property owners, and we amassed approximately 60,000 acres under lease. We are pursuing the leasing of additional properties in the Coos Bay area. As a result of this change in the focus of the business and pursuant to shareholder approval on July 13, 2004, we changed our name from Scarab System, Inc. to Torrent Energy Corporation.

On June 29, 2005, we incorporated a Washington State subsidiary company named Cascadia Energy Corp. in anticipation of acquiring properties in the State of Washington. Cascadia executed a lease option agreement dated August 9, 2005 with Weyerhaeuser Company to lease 100,000 acres that it could choose from an overall 365,000 acreage block in the Cedar Creek area in Lewis, Cowlitz and Skamania Counties, Washington State. Our subsidiary intends to commence an exploratory work program on that acreage searching for possible hydrocarbon deposits. Cascadia has also has been granted a two year first right of refusal on the balance of the Cedar Creek Block. Initial cash consideration for this option was $100,000 and, on or before the end of the initial first year, Cascadia is to elect either to undertake a work commitment of $285,715 pertaining to the full 100,000 acres (proportionately reduced if Cascadia elects to evaluate less than the entire acreage) or pays Weyerhaeuser $285,715 in lieu of the work commitment or such lesser amount if less than the full 100,00 acres are chosen to be evaluated, but in no event less than 50,000 acres. In November, 2005, Cascadia acquired 14,964 acres of state leases directly adjacent or contiguous to Cascadia’a 100,000 acre block.

Cascadia has also entered into a joint venture agreement dated August 12, 2005 with St. Helens Energy, LLC, a 100% owned subsidiary of Comet Ridge Limited, an Australian coal seam gas explorer listed on the Australian Stock Exchange, headquartered in Perth, Western Australia. Under this agreement, St. Helens Energy LLC holds a 40% interest in the new Washington exploration project. Cascadia will serve as operator of the joint venture and St. Helens Energy LLC will actively assist in evaluating the area and developing exploratory leads and prospects.

Current Business Plan

We are an exploration stage company engaged in the exploration of coalbed methane in the Coos Bay region of Oregon. Through our wholly-owned subsidiary, Methane, we hold leases to approximately 101,000 acres of prospective coalbed methane lands in the Coos Bay region. Methane Energy operates the exploration project in the Coos Bay region. Through our wholly-owned subsidiary, Cascadia, we are evaluating up to 115,000 acres in Washington State to commence an exploratory program for possible hydrocarbon deposits.

COOS BAY BASIN EXPLORATION PROSPECT

The Coos Bay Basin is located along the Pacific coast in southwestern Oregon, approximately 200 miles south of the Columbia River and 80 miles north of the California border. The onshore portion of the Coos Bay Basin is elliptical in outline covering over 250 square miles. We estimate that up to 100,000 acres in the Coos Bay Basin are potentially prospective for coalbed methane and conventional natural gas production. The leases we acquired include oil and gas leases, lease option agreements or other exploration commitments covering over 50,000 net mineral acres within the primary Coos Bay Basin Exploration Prospect area of mutual interest. We are also exploring lease commitments for additional acres and have identified specific leasehold ownership falling within the Coos Bay Basin exploration prospect area, although we currently do not have any contracts to lease additional acreage, nor are we certain we will be able to do so. Access to virtually all areas in Coos County is excellent year-round via logging and fire control roads maintained by the Forest Service or the timber industry. Likewise, numerous potential drill-site locations are already constructed as timber recovery staging areas and available to be utilized in the initial testing phase of the drilling program. The Coos Bay Basin is basically a structural basin formed by folding and faulting that preserves a portion of coal-bearing sediments that were deposited in this swampy coastal plain . The coal-bearing sandstones and siltstones of the Upper Eocene Coaledo formation are estimated to form a section approximately 6,600 feet thick.

On October 6, 2004, we signed a drilling services agreement with a Utah based drilling company which has extensive drilling and consulting experience in coalbed methane in order to commence a five hole coring program on our leases. The five hole coring program commenced in November, 2004 and was completed in May, 2005. These coring locations were chosen in order to further confirm and delineate the gas content data in the Coos County coal beds and to assist us in determining the positioning of our pilot well programs. We commenced drilling the first production test well of a nine hole pilot program in August, 2005 and expect to be drilling for the next four to five months. The analysis of the coring samples should be complete within sixty days of the entire coring program being finished.

Natural Gas Market

The port of Coos Bay is one of the largest population centers on the west coast not currently served by natural gas. A project to bring natural gas into the region via pipeline has been approved and funded by the County of Coos. A local distribution company serving this market has already constructed the mains and many services in this area. Estimates of initial requirements are over 10 million cubic feet of gas per day, approximately 20% of pipeline capacity.

Coos County is also likely to benefit from new industrial development when natural gas becomes available. Expansion of the market is likely to bring greater demand for and value to natural gas. Because of its west coast location, Coos Bay market prices would be subject to NYMEX pricing standards for most of the year. However, seasonal or critical gas demand fluctuations could cause prices to exceed that price on a regular basis.

Exploration Objectives

The Coos Bay Basin is the southernmost of a series of sedimentary basins that are present in western Oregon and Washington and southwestern British Columbia west of the Cascade Range. The region containing this series of basins is generally referred to as Puget-Willamette Trough. These basins preserve thick sequences of predominantly non-marine, coal-bearing sedimentary rock sequences that are correlative in age, closely related in genesis, and very similar in most characteristics. In a hydrocarbon exploration sense, some of the most relevant characteristics of individual basins within the Puget-Willamette Trough include:

1.	Commercial natural gas production from the Mist Gas Field in northwestern Oregon operated by Northwest Natural Gas;
2.	Underground natural gas storage in the Jackson Prairie Gas Storage Field in southwestern Washington operated by Puget Sound Energy, utility and pipeline interests; and
3.	Ongoing coalbed methane exploration by major and independent companies in western Washington and British Columbia.
PREVIOUS COALBED METHANE EXPLORATION WELLS IN COOS BAY REGION

The following sections contain data and information obtained from two coalbed methane exploration wells drilled in late 1993 in the Coos Bay region. These data and information are historical and isolated facts obtained from these two exploration wells and are not indicative of such things as mineral resources and reserves, the amount and nature of any coalbed methane resource; plans for exploration and development; prices for mineral or coalbed methane products, timing and amount of future production; operating and other costs, business strategies and plans of management, and prospective development and acquisitions. Variation of coalbed methane content and the degree of gas saturation often varies across a coalbed methane prospect. The Coos Bay Basin exploration prospect carries risks commensurate with an exploration play and could require several years to reach commercial production, if the amount and nature of the coalbed methane resources warrant such production. The success of the Coos Bay Basin exploration prospect is subject to risks, uncertainties and other factors. Please see "Risk Factors."

Coal Geology and Characteristics

Coalbeds in the Coos Bay Basin are contained in 2 major groups: the upper member of the Coaledo formation where six important coal zones are spread over intervals of 600 to 1,000 feet. The Beaver Hill coalbed is typical in the series and is 6-8 feet thick; and the lower member of the Coaledo formation where at least seven important coal zones are included. In October of 1993, two coalbed methane exploration wells were drilled in the Coos Bay Basin: CCF 7-1 well and WNS MT 32-1 well. The CCF 7-1 well penetrated 9 major coal zones totaling approximately 76 net feet of coal. The WNS MT 32-1 well penetrated 6 major coal zones with a total thickness of 46 net feet.

Indications of Permeability

Several positive indications of permeability were observed during the drilling phase of the CCF 7-1 well. Drilled partially with air and completed using cavitation techniques, several flow tests were conducted and yielded estimated flow rates of 200 to 225 thousand cubic feet per day of natural gas from intervals dominated by coal seams.

Initial Production Testing Results

A short period of production testing was conducted on both wells following completion. Traditional pump jack and plunger pump configurations were set up on both wells. Both wells produced gas and water throughout the testing with gas rates estimated to be 25 to 100 thousand cubic feet per day, which is similar to other initial tests in coalbed methane production areas elsewhere in the U.S.

Testing of the CCF 7-1 well was confined to several coal zones in the cased portion of the well several hundred feet above the targeted coal zones. As a result of an unstable downhole environment created by cavitation operations, plugging of the production liner, and loss of a drilling assembly in the targeted interval, the greater portion of the targeted section was not tested.

Water Disposal

Water produced from drilling and testing operations was of suitable quality for surface discharge and was applied to forest lands.

Data Resources

The Coos Bay Basin has been the subject of geologic mapping and studies for many years. Historically, the coal from the Coos Bay basin was mined and shipped to San Francisco in the late 1800's and early 1900's. Since then several companies such as Sumitomo, Shell and American Coal Company have done feasibility studies on the Coos Bay basin, however there are no active coal mines in the area. There has also been approximately twenty exploratory oil and/or gas wells done in the Coos Bay basin over the years from 1929 to 1993. Most of the information from these wells and feasibility studies is available to the public.

We have licensed proprietary seismic information, created in the late 1970's and early 1980's. We have reprocessed this seismic data in order to assist in our exploratory drilling plans.

Specific and detailed information and reports regarding the drilling, completion, stimulation, testing, and subsequent analysis of the data generated by the initial coalbed methane exploration operations have also been acquired by us under the purchase and sale agreement.

THE COALBED METHANE INDUSTRY

During the past two decades, coalbed methane has emerged as a viable source of natural gas compared to the late 1980s when there was no significant production outside of the still dominant San Juan Basin, in northwestern New Mexico, and the Black Warrior Basin in Alabama and Mississippi. As noted in USGS Fact Sheet FS-123-00 of October 2000, coalbed methane production accounted for 7% of US natural gas production or approximately 3.6 billion cubic feet (Bcf) of gas per day or an annual 1.35 trillion cubic feet of gas from over 14,000 producing wells. However, none of this production of natural gas occurs in the state of Oregon and the closest source of natural gas production to the Coos Bay region is in Wyoming.

We believe the success of coalbed methane developments has been largely the result of improved drilling and completion techniques, better hydraulic fracture designs and significant cost reductions as a result of highly dependable gas content and coalbed methane reservoir performance analysis. Also aiding this sector's growth is the apparent shortage of quality domestic conventional exploration and development projects. In comparison, according to USGS Fact Sheet FS-123-00 of October 2000, total "unconventional" coalbed methane resource across America's 25 basins (lower US) is estimated to be roughly 700 trillion cubic feet of which 14% or 100 trillion cubic feet is considered technically recoverable with existing technology. Technically recoverable gas volumes do not necessarily qualify as proved reserves and we do not have any proved coalbed methane reserves at this time. We also believe that propelling the coalbed methane production growth is its relatively low finding and development costs. Coalbed methane fields are often found where deeper conventional oil and gas reservoirs have already been developed, therefore, considerable exploration-cost-reducing geologic information is often readily available. This available geological information, combined with coalbed methane reservoirs' comparatively shallow locations, reduces finding and developing costs.

COALBED METHANE

Natural gas normally consists of 80% or more methane with the balance comprising such hydrocarbons as butane, ethane and propane. In some cases it may contain minute quantities of highly poisonous hydrogen sulfide, referred to as sour gas. Coalbed methane is, generally, a sweet gas consisting of 95% methane and thus is normally of pipeline quality. Coalbed methane is considered an unconventional natural gas resource because it does not rely on conventional trapping mechanisms, such as a fault or anticline, or stratigraphic traps. Instead coalbed methane is absorbed or attached to the molecular structure of the coals - an efficient storage mechanism as coalbed methane coals can contain as much as seven times the amount of gas typically stored in a conventional natural gas reservoir such as sandstone or shale. The absorbed coalbed methane is kept in place as a result of a pressure equilibrium often from the presence of water. Thus the production of coalbed methane in many cases requires the dewatering of the coals to be exploited. This process usually requires the drilling of adjacent wells and from 6 to 36 months to complete. Coalbed methane production typically has a low rate of production decline and an economic life typically from 10 to 20 years.

The principal sources of coalbed methane are either biogenic, producing a dry gas which is generated from bacteria in organic matter, typically at depths less than 1,000 feet, or thermogenic, which is a deeper wet gas, formed when organic matter is broken down by temperature and pressure.

The three main factors that determine whether or not gas can be economically recovered from coalbeds are: the gas content of the coals; the permeability or flow characteristics of the coals; and, the thickness of the coalbeds. Gas content is measured in terms of standard cubic feet per ton and varies widely from 430 standard cubic feet per ton in the deep (2,000 to 3,500 feet) San Juan, New Mexico thermogenic coals, and only 60 standard cubic feet per ton for the shallow (300 to 700 feet deep) Powder River, Wyoming biogenic coals. The San Juan coals are considered to have the industry's highest permeability. Relatively high permeability, which can affect the ability of gas to easily travel to the borehole, is an important factor for the success of coalbed methane well, but is not absolutely required. The thickness of coalbeds from which coalbed methane is economically being produced varies from as little as a few feet in some areas of the gas rich (300 standard cubic feet) Raton Basin to as much as 75 net feet of coalbed thickness at the relatively gas poor Powder River.

CEDAR CREEK BLOCK PROSPECT

The Cedar Creek CBM Exploration Acreage Block was first presented by Weyerhaeuser and reviewed by us at the National Petroleum Prospect Expo, NAPE, in Houston, Texas in early February 2005. This exposition, the largest in the oil and gas industry, places sellers of deals, properties and production together with buyers.

At NAPE, Weyerhaeuser offered a five year lease covering the exploration acreage block containing a then estimated 350,000 acres for a combination lease bonus, royalty and annual rental along with a exploratory work program commitment. Part of the package included access to a significant amount of existing technical data along with access to well files, logs and interpretative data developed by Weyerhaeuser's professional geological staff and other exploration companies who, over many years have drilled exploratory wells, numerous core holes, conducted seismic and otherwise explored for oil and natural gas in portions of the acreage block and adjacent areas. Weyerhaeuser has required over the years that all well data and results conducted on their acreage will be provided to them as third party projects are developed.

Various members of our professional team are familiar and have recent direct experience with the area where the acreage is located including the geologic setting and origin, competitor activity and knowledge regarding the land and environmental issues likely to be encountered. Given this background and the significant amount of data from the six exploratory wells and two coal bed methane core tests drilled in the recent past (including logs, reports, studies and independent analysis), the area is viewed as prospective for natural gas resources from both conventional reservoir sources and from the various coal seams identified throughout the area. The data has just been inventoried as part of the due diligence process and is now being copied for the just commencing, exploratory analysis. Seismic data for the area was also made available for inspection and may be purchased if desired.

Our personnel commenced initial negotiations with Weyerhaeuser in late March 2005, which were concluded in mid-August 2005. The basis for the exploration proposal designed by us was to direct as much as the front end consideration paid to Weyerhaeuser in the form of exploration activity rather than lease bonus or other cash payments. The final agreement reflected an up front payment of $100,000, and a first year payment requirement of $1 per acre for the opportunity to evaluate the overall 365,000 acre block and select a 100,000 acre area for a work study exploration effort. Following the work program, we may elect to lease the 100,000 for a five year term. We will also hold, for a two year period, the preferential right to lease the balance of the 365,000 acre block.

Our personnel, operating under a newly created Washington State subsidiary, Cascadia Energy Corp., has commenced acquiring and evaluating all the Weyerhaeuser and public data available for the Cedar Creek block and identifying the 100,000 for acreage selection. We have completed the selection of these 100,000 acres. Following the conclusion of the preliminary evaluation period further exploratory activity, possibly including drilling core tests, exploratory wells and seismic work may follow.

In November, 2005, we acquired leases on 14,964 acres from the State of Washington Trust, which acreage lies directly adjacent or contiguous to Cascadia's 100,000 acre block.

COMPETITORS

The three largest coalbed methane producers in the United States' lower 48 states are BP Amoco, Burlington Resources and Phillips Petroleum, all producing most of their production from the now-in-decline San Juan basin. Even though it ranks fourth in terms of natural gas production, a leading coalbed methane participant in terms of growth and technology is Devon Energy. Devon Energy is aggressively expanding coalbed methane production in the Powder River Basin located in Wyoming and Montana and Raton Basin located in Colorado and has coalbed methane production in the San Juan Basin located in New Mexico and Wind River Basin located in Wyoming. Devon is also developing the coalbed methane potential of southeastern Kansas where it has amassed over 400,000 acres. Its project is centered in Cherokee Basin, that is the southern end of the coalbed methane fairway.

Other companies are also active in the coalbed methane fairway, including Anadarko Petroleum Corporation, JM Huber Corporation, Evergreen Resources, Inc. and Whiting Petroleum. In addition, there are dozens of smaller public and private companies engaging in exploratory drilling and testing for coalbed methane.

GOVERNMENTAL REGULATIONS

Our oil and gas operations are subject to various United States federal, state and local governmental regulations. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state, provincial and local laws and regulations relating primarily to the protection of human health and the environment. To date, expenditures related to complying with these laws, and for remediation of existing environmental contamination, have not been significant in relation to the results of operations of our company. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

RESEARCH AND DEVELOPMENT

Our business plan is focused on a strategy for maximizing the long-term exploration and development of our drilling and exploration in the Coos Bay, Oregon region. To date, execution of our business plan has largely focused on acquiring prospective Coalbed Methane leases from which we intend to establish a going forward exploration and development plan.

                EMPLOYEES

At December 15, 2005, we had one non-union, full time employee, who is an executive. We consider our relations with our employee to be good.

                DESCRIPTION OF PROPERTIES

We maintain our principal office at 600-666 Burrard Street, Vancouver, British Columbia, Canada V6C 2X8. Our telephone number at that office is (604) 639-3118 and our facsimile number is (604) 688-1320. Mark Gustafson, our President, provides the office space, which is provided to us free of charge. The office space consists of a single office of approximately 225 square feet.

Through our subsidiary, Methane, we also lease an office at 271 North Baxter, Coquille, Oregon, 97423. The lease ran from July 1, 2004 through June 30, 2005 with monthly renewals thereafter at a cost of $700 per month. The Oregon office is approximately 4,000 square feet which consists of three offices, a conference room and storage space.

Effective November 1, 2005, our subsidiary, Methane, leased an office at Sparling Technology Center, 4100 – 194th Street SW, Suite 110, Lynnwood, Washington, 98036. The lease is on a month-to-month basis at a cost of $2,500 per month. The Washington office is approximately 1,667 square feet which consists of three offices and a conference room.

We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

Through our subsidiary, Methane, we lease approximately 101,000 acres in the Coos Bay Region. 13,000 acres are leased from Menasha Development Corporation, 29,000 acres from Coos County, 11,000 acres from the State of Oregon, and approximately 17,000 acres from various individual landowners. The total annual lease payments are approximately $73,000 per year. These leases typically have a five-year lease term with an option for an additional 5 years. In addition, we have granted the lease holders royalties, typically averaging 12.5%, on gross sales resulting from the leases.

Through our subsidiary, Cascadia, we have chosen a portion of Weyerhaeuser's 350,000 acres to comprise our initial 100,000 acre exploratory project.

                LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

                MANAGEMENT

Directors and Executive Officers

Name	Age	Position
Mark Gustafson	46	President and Director
John D. Carlson	51	Director
George L. Hampton III	52	Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors.

Currently, our directors, other than Mark Gustafson, are compensated for their services by payment of $2500 per quarter, and their expenses in attending meetings are reimbursed. Officers are elected by our board of directors and serve until their successors are appointed by the board of directors. Biographical resumes of each officer and director are set forth below.

Mark Gustafson, President, Chief Executive Officer, Acting Chief Financial Officer and Director

Mark Gustafson has been our president, chief executive officer, acting chief financial officer and a director since September 2004. In June 2005, Mr. Gustafson was appointed the president, chief executive officer and a director of Triangle Petroleum Corporation, an oil and gas exploration company located in Calgary, Alberta, Canada which trades on the National Association of Securities Dealers Inc. OTC Bulletin Board under the symbol “TPLM”. Mr. Gustafson currently devotes approximately 50% of his time to our company and the remaining 50% of his time towards Triangle Petroleum Corporation and his other projects.

From April 1999 to August 2004, Mr. Gustafson was president of MGG Consulting, a private consulting firm. While at MGG Consulting, Mr. Gustafson provided consulting services to investment banks, oil and gas companies, and was a contract chief financial officer to several private companies. From August 1997 to March 1999, Mr. Gustafson was president, chief executive officer and a director of Total Energy Services Ltd., a Calgary-based oilfield rental and gas compression company. Mr. Gustafson is a chartered accountant and received a bachelor's degree in business administration from Wilfrid Laurier University in 1981.

John D. Carlson, Director

John D. Carlson has been a director since June 2004 and chief operating officer of our company's wholly-owned subsidiary, Methane, since May 2005. Mr. Carlson was also appointed a director of Triangle Petroleum Corporation in June 2005. Mr. Carlson currently devotes approximately 90% of his time to our company and the remaining 10% of his time towards Triangle Petroleum Corporation and his other projects. From February 2004 to July 2004, Mr. Carlson was president and a director of Pacific Rodera Energy Inc., a Calgary-based oil and gas exploration and development company. From September 2003 to January 2004, Mr. Carlson was vice president, operations for Pacific Rodera Energy Inc. From September 2001 to December 2003, Mr. Carlson was president of Samson Oil and Gas Inc., a Hobbema, Alberta-based oil and gas exploration and development company and was also general manager from January 2001 to August 2001. From 1984 to 2000, Mr. Carlson was an associate and senior petroleum engineer for Sproule Associates, Ltd. Mr. Carlson is a registered professional engineer and received a bachelor of science degree in civil engineering from the University of Calgary in 1977.

George L. Hampton III, Director

George L. Hampton III has been a director since August 2004. From 1994 to 1997, and from 2000 to present, Mr. Hampton has been a partner of GeoTrends-Hampton International, LLC, a coalbed methane exploration company based out of the Pacific Northwest. From 1998 to May 2005, Mr. Hampton was a member and geologic consultant for Hampton, Waechter & Associates, LLC, a Denver, Colorado-based geological company. Since June 1986, Mr. Hampton has been president and chief geological consultant for Hampton & Associates, Inc., a Denver, Colorado-based coalbed methane exploration company. From April 1998 to April 1999, Mr. Hampton was project manager and senior geologist for Pennaco Energy Corporation, a Denver, Colorado-based coalbed methane exploration company. From 1996 to 1997, Mr. Hampton was chief geologist for Thermal Energy Corporation, a Tulsa, Oklahoma-based coalbed methane exploration company. From 1995 to 2001, Mr. Hampton was founding partner and technical manager of Cairn Point Publishing, Inc., a Denver, Colorado-based publishing company that published International Coal Seam Gas Directory (1996) and The International Coal Seam Gas Report (1997). Mr. Hampton has written and co-written a half-dozen articles on coalbed methane exploration and has provided testimony before several state oil and gas commissions. Mr. Hampton received a bachelor of science degree in geology from Brigham Young University in 1977 and a masters degree in geology from Brigham Young University in 1979.

Identification of the Audit Committee

Currently our only standing committee of our board is our audit committee. Our audit committee is made up of all of the current directors of our company. The function of the audit committee is to meet with our independent auditors at least annually to review, upon completion of the annual audit, financial results for the year, as reported in our financial statements; recommend to the board the independent auditors to be retained; review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore; assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner; and review and approve all professional services provided to us by the independent auditors and considers the possible effect of such services on the independence of the auditors.

                EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending March 31, 2005, 2004 and 2003 exceeded $100,000:

SUMMARY COMPENSATION TABLE
Name & Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation	Restricted Stock Awards ($)	Options SARs (#)	LTIP Payouts ($)	All Other Compen- sation
Mark Gustafson(1) president, chief executive officer and acting chief financial officer	2005 2004 2003	60,990 - -	- - -	2,500(2) - -	- - -	940,000(3)(4) - -	- - -	- - -
Thomas E. Mills(5) president, chief executive officer, chief financial officer and secretary	2005 2004 2003	- - -	- - -	- 19,804(6) 22,930(6)	- - -	- - -	- - -	- - -

(1)

Mark Gustafson became our president, chief executive officer, acting chief financial officer and a director on September 21, 2004. On December 17, 2004, we entered into a consulting agreement with MGG Consulting (wholly-owned by Mr. Gustafson), to provide for services as our president, chief executive officer and acting chief financial officer. We agreed to pay MGG Consulting $8,000 per month commencing December 1, 2004 unless terminated at any time by either party upon written notice. We then entered into a consulting agreement with MGG Consulting on January 1, 2005 whereby the agreement was revised to pay MGG Consulting the sum of $1,000 per day commencing January 1, 2005. Effective April 1, 2005, our board approved an addendum to the consulting agreement whereby MGG Consulting would be paid the sum of $800 per day instead of $1,000 per day.

(2)	Mark Gustafson was paid a quarterly retainer of $2,500 commencing January 1, 2005 and ending September 30, 2005 as compensation for acting as a director of our company.

(3)

We granted to Mr. Gustafson stock options to purchase up to 400,000 shares of our common stock on April 1, 2005 as compensation for services as our president, chief executive officer and acting chief financial officer. The options are exercisable at a price of $1.25 per share until April 1, 2010. These options vest over 18 months, as to 25% immediately and 25% every six months until September 17, 2006.

(4)

We granted to Mark Gustafson stock options to purchase up to 540,000 shares of our common stock on May 7, 2004 as compensation for consulting services provided to our company prior to becoming our president, chief executive officer, acting chief financial officer and a director. The options are exercisable at a price of $0.10 per share until May 7, 2009. All of these options have been exercised.

(5)	Thomas Mills resigned as our president, chief executive officer, chief financial officer, secretary and a director effective September 21, 2004.

(6)	The other annual compensation represents consulting fees. In February 2004, Mr. Mills released us of all debt resulting from the accrued consulting fees during fiscal years 2003 and 2004.

Option/SAR Grants in Last Fiscal Year

During the fiscal year ended March 31, 2005, we granted the following stock options to our executive officers:

Name	Number of Securities Underlying Options/SARS Granted	% of Total Options/SARS Granted to Employees in Fiscal Year(1)	Exercise Price ($/Share)	Expiration Date
Mark Gustafson, President, Chief Executive Officer, Acting Chief Financial Officer and Director	540,000(2) 400,000(3)	72.97% 54.05%	$0.10 $1.25	May 7, 2009 April 1, 2010

(1)	The total number of options outstanding as at March 31, 2005 was 740,000.

(2)

Mark Gustafson was granted options to purchase 540,000 shares of our common stock as compensation for consulting services provided to our company prior to becoming our president, chief executive officer, acting chief financial officer and a director. All of these options have been exercised.

(3)

Mark Gustafson was granted options to purchase 400,000 shares of our common stock as compensation for services as our president, chief executive officer and acting chief financial officer. These options vest over 18 months from the date of grant on April 1, 2005 as to 25% immediately and 25% every six months until September 6, 2006.

Aggregate Option/SAR Exercises and Fiscal Year-End Option/SAR Value

During the fiscal year ended March 31, 2005, the following stock options were exercised by our executive officers:

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at March 31, 2005	Value of Unexercised In-the-Money Options/SARs at March 31, 2005
Mark Gustafson, President, Chief Executive Officer, Acting Chief Financial Officer and Director	540,000(1)	$221,700	Nil	Nil

(1)

These stock options were granted to Mark Gustafson as compensation for consulting services provided to our company and prior to Mr. Gustafson becoming our president, chief executive officer, acting chief financial officer and a director.

Stock Option Plans

2004 Non-Qualified Stock Option Plan

In February 2004, our board of directors authorized the 2004 Non-Qualified Stock Option Plan for our executive, employees and outside consultants and advisors. Under the 2004 Plan, executives, employees and outside consultants and advisors may receive awards of non-qualified stock options. A maximum of 1,800,000 shares of our common stock are subject to the 2004 Plan. As at December 15, 2005, 1,600,000 options were issued and exercised and 200,000 options remain outstanding of which 150,000 options are exercisable. Each outstanding option entitles the holder to acquire one common share at an exercise price of $0.50 per share. Vesting provisions for these options are 25% immediately and 25% every six months afterward until fully vested on December 31, 2005. These options expire on August 3, 2009 and have been registered pursuant to a Form S-8 registration statement filing. There are no additional shares available to be granted under the 2004 Plan.

2005 Equity Incentive Plan

On March 17, 2005, we adopted the 2005 Equity Incentive Plan for executives, employees and outside consultants and advisors. A maximum of 2,500,000 shares of our common stock are subject to the 2005 Plan.

During the quarter ended September 30, 2005, we granted 1,700,000 stock options to various directors and consultants of our company under the 2005 Plan. Each option entitles the holder to acquire one common share at exercise prices ranging from $1.25 to $2.00 per share. These options vest 25% immediately and 25% every six months afterward until fully vested 18 months from the date of grant. These options expire five years from the date of grant. On August 31, 2005, a Form S-8 registration statement was filed to register the 2005 Plan.

During the fiscal year ended March 31, 2005, 600,000 stock options were granted outside the 2004 Plan of which 200,000 stock options with an exercise price of $1.00 per share and another 200,000 with an exercise price of $2.00 per share were granted pursuant to a mail distribution agreement with a third party. These options vested immediately and were exercisable until November 1, 2005. These options had a cashless exercise provision whereby the optionee could elect to receive common stock in lieu of paying cash for the options based on a formula that includes using the average closing prices of the five trading days preceding the exercise date. During the quarter ended September 30, 2005, the optionee elected to invoke the cashless exercise provision for the exercise of 200,000 options resulting in 89,502 common shares being issued and the other 200,000 stock options being cancelled. The cancellation of the 200,000 options, due to non-performance under the original agreement, resulted in the reversal of $99,641 which had previously been recorded to additional paid-in capital and investor relations expense. The other 200,000 stock options granted outside the 2004 Plan were to a consultant of our company for public and investor relations services. These options have an exercise price of $0.83 per share, vested 25% immediately, and 25% every quarter thereafter. These 200,000 options were later brought in and were registered under the 2005 Plan. As at December 15, 2005, 200,000 of these options are exercisable. Either party may terminate the investor relations agreement with thirty days written notice.

As of December 15, 2005, there are 2,350,000 stock options outstanding of which 200,000 options were granted pursuant to the 2004 Plan, and 2,150,000 were granted pursuant to the 2005 Plan.

Compensation of Directors

Except as noted below, we have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of common stock as awarded by our board of directors. On December 17, 2004, our board of directors approved a resolution to pay our directors a quarterly retainer of $2,500 commencing January 1, 2005. Mark Gustafson ceased receiving this quarterly retainer after September 30, 2005. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Employment Agreements

We employ Mark Gustafson, our president, chief executive officer, acting chief financial officer and a director pursuant to a consulting agreement dated December 17, 2004 between our company and MGG Consulting, a company that is wholly-owned by Mr. Gustafson. We agreed to pay MGG Consulting $8,000 per month commencing December 1, 2004 unless terminated at any time by either party upon written notice. We then entered into a consulting agreement with MGG Consulting on January 1, 2005 whereby the agreement was revised to pay MGG Consulting the sum of $1,000 per day commencing January 1, 2005. Effective April 1, 2005, our board approved an addendum to the consulting agreement whereby MGG Consulting would be paid the sum of $800 per day instead of $1,000 per day.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment as a result of resignation, retirement, change of control or a change of responsibilities following a change of control, where the value of such compensation exceeds $100,000 per executive officer.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

During the quarter ended December 31, 2004, we received proceeds of $80,000 pursuant to a shareholder loan from Ettinger Investment Corp. The loan was to be repaid by January 22, 2005 or we would be required to pay interest at 12% per annum in respect of the loan. If the loan was repaid prior to January 22, 2005, the loan would bear no interest. On January 17, 2005, we repaid the shareholder in full with no interest.

On March 15, 2003, we issued to our previous president, Thomas E. Mills, an unsecured promissory note in the amount of $40,000 bearing interest at the rate of twenty percent per year, that was due and payable on March 15, 2004. The note was issued in respect of $40,000 advanced on behalf of us by Mr. Mills. Our board of directors convened to evaluate the fairness of the promissory note without the benefit of advice from any third party or reference materials. It was resolved by our board of directors (Mr. Mills abstaining) that the promissory note was fair and further that we should issue the promissory note to Mr. Mills. On February 2, 2004, the $40,000 unsecured promissory note, along with $11,000 in accrued interest, was converted into 510,000 shares of our common stock at a price per share of $0.10.

During the year ended March 31, 2004, we incurred consulting fees in the amount of $59,413. The consulting fees were charged to Thomas E. Mills, Lou Hilford and John Allen, our previous directors and officers. During February 2004, all of the aforementioned consulting fees, which were previously accrued, were released by the respective individuals for the purpose of improving our working capital position.

During the year ended March 31, 2005, we incurred management consulting fees in the amount of $60,990 for services provided by MGG Consulting, which is owned by Mark Gustafson.

We have no policy regarding entering into transactions with affiliated parties.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of December 15, 2005.

•	by each person who is known by us to beneficially own more than 5% of our common stock;
•	by each of our officers and directors; and
•	by all of our officers and directors as a group.
Name and Address of Owner	Title of Class	Number of Shares Owned(1)	Percentage of Class Prior to Offering(2)	Percentage of Class After Offering (3)
Mark Gustafson 600-666 Burrard Street Vancouver, BC, Canada V6C 2X9	common stock	587,500(4)	2.3%	2.4%
John D. Carlson Box 13, Site 8, RR #1 Priddis, AB, Canada T0L 1W0	common stock	195,000(5)	<1%	<1%
George L. Hampton III 6600 Wanconda Drive Larkspur, Colorado 80118	common stock	595,000(5)	2.4%	2.4%
All Officers and Directors As a Group (3 persons)	common stock	1,377,500(6)	5.5%	3.5%

(1)

Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of August 31, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)	Based upon 24,848,293 shares of common stock issued and outstanding on December 15, 2005.

(3)	Percentage based on 24,848,293 shares of common stock.

(4)	Includes 200,000 options currently exercisable.

(5)	Includes 145,000 options currently exercisable.

(6)	Includes 145,000 options currently exercisable.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001. As of December 15, 2005, there were 24,848,293 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

We have engaged Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado, as our independent transfer agent and registrar.

Preferred Stock

We are authorized to issue up to 25,000,000 shares of preferred stock, of which 1,030,000 shares of preferred stock have been designated as follows:

Series A Preferred Stock

We are authorized to issue up to 1,000,000 shares of Series A Preferred Stock, par value $1.50. As of December 15, 2005, there were no shares of Series A Preferred Stock issued and outstanding.

Series B Preferred Stock

We are authorized to issue up to 5,000 shares of Series B Preferred Stock, par value $0.01. As of December 15, 2005, there were no shares of Series B Stock issued and outstanding.

The Series B Stock is entitled to cumulative dividends of 5% per annum and are convertible into our common stock, at the selling stockholders' option and subject to a maximum cap of $250,000 worth of Series B Stock in any 30 day calendar period, into the number of our shares of common stock equal to the sum of (i) the liquidation amount of the Series B Stock, plus (ii) all accrued but unpaid dividends, which is then divided by the conversion price then in effect. The liquidation amount of the Series B Stock is equal to $1,000 per share of Series B Stock. The conversion price for the Series B Stock is the lesser of (i) $1.20 or 80% of the volume weighted average price of the common stock on a principal market for the 10 trading days before but not including the conversion date. In addition, the conversion price of the Series B Stock will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price. The conversion price of the Series B Stock may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

Series C Preferred Stock

We are authorized to issue up to 25,000 shares of Series C Preferred Stock, par value $0.01. As of December 15, 2005, there were 12,500 shares of Series C Stock issued and outstanding.

The holders of Series C Stock shall be entitled to receive dividends or distributions on a pro rata basis according to their holdings of shares of Series C Stock in the amount of five percent per year (computed on the basis of a 365-day year and the actual days elapsed). Dividends shall be paid in cash. Dividends shall be cumulative. No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock in any calendar year unless cash dividends or distributions on the Series C Stock for such calendar year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest.

With respect to the payment of dividends and other distributions on the capital stock of our company, including distribution of the assets of our company upon liquidation, the Series C Stock shall be senior to the common stock of our company, par value $0.001 per share, and senior to all other series of Preferred Stock.

Upon any liquidation, dissolution, or winding up of our company, whether voluntary or involuntary (collectively, a "Liquidation"), before any distribution or payment shall be made to any of the holders of Common Stock or any series of Preferred Stock, the holders of Series C Stock shall be entitled to receive out of the assets of our company, whether such assets are capital, surplus or earnings, an amount equal to $1,000 per share of Series C Stock plus all accumulated and unpaid dividends thereon, for each share of Series C Stock held by them.

Each share of Series C Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of our company's transfer agent into such number of fully paid and non-assessable shares of Common Stock equal to the sum of (i) the liquidation amount of the Series C Stock plus (ii) all accrued but unpaid dividends thereon, divided by the conversion price. The conversion price shall be equal to the lower of (i) $3.00 per share (the "Fixed Price"), which shall be adjusted in the event of a subdivision or combination of shares, or (ii) eighty five percent (85%) of the average of the volume weighted average prices ("VWAP") of the Common Stock for each of the five trading days immediately preceding the date of conversion ("Market Driven Price"). The VWAP shall be determined using price quotations from Bloomberg, LP.

Each share of Series C Stock shall automatically convert into shares of Common Stock at the conversion price then in effect immediately upon the consummation of the occurrence of a stock acquisition, merger, consolidation or reorganization of our company into or with another entity through one or a series of related transactions, or the sale, transfer or lease (but not including a transfer by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of our company.

Each shares of Series C Stock shall automatically convert into shares of Common Stock at the conversion price then in effect immediately upon the second anniversary of the date of issuance of each share.

The holder of the Series C Stock shall only be entitled to convert up to an aggregate of $950,000 of the Series C Stock in any 30 calendar day period, provided however, that in no event shall the holder of the Series C Stock be entitled to convert more than an aggregate of $750,000 of the Series C Stock at the market driven price in any 30 calendar day period. Our company, in its discretion, may waive the conversion limitations set forth in the preceding sentence. Upon the occurrence of an event of default, the holder of the Series C Stock, in its sole discretion, may convert all of the Series C Stock outstanding and accrued but unpaid dividends thereon into shares of Common Stock.

Options

There are 2,350,000 options issued and outstanding, of which 200,000 options were granted pursuant to the 2004 Plan, and 2,150,000 were granted pursuant to the 2005 Plan.

Warrants

We currently have 100,000 warrants issued and outstanding and 100,000 exercisable at $0.55.

Contractual Share Issuance

We have an obligation to issue 600,000 common shares pursuant to an asset purchase agreement once we spud the initial well of the development drilling program. It is not expected this will occur before the end of calendar 2005.

Convertible Securities

None.

                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

According to our Articles of Incorporation, as amended, and as provided to the fullest extent permitted by Colorado law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately-negotiated transactions;
•	short sales that are not violations of the laws and regulations of any state or the United States;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act, or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name	Common Stock Owned By Selling Stockholders	Total Common Stock Registered Pursuant to this Offering	Beneficial Ownership After this Offering(1)	Percentage of Common Stock Owned After this Offering(1)

Placer Creek Partners, L.P. (2) c/o Goldman, Sachs & Co. One New York Plaza 48th Floor New York, NY 10004	700,000	700,000	–	–
Placer Creek Investors (Bermuda) L.P. (2) c/o Goldman, Sachs & Co. One New York Plaza 48th Floor New York, NY 10004	700,000	700,000	–	–
SDS Capital Group SPC, Ltd. (3) c/o SDS Management, LLC 53 Forest Avenue, 2nd Floor Old Greenwich, CT 06870	250,000	250,000	–	–
Cornell Capital Partners, LP(4) Suite 3700, 101 Hudson Street Jersey City, NJ 07302	12,500,000(5)	12,500,000	–	–
(1)	Assumes that all securities registered will be sold.

(2)      As the investment advisor to Placer Creek Partners L.P. and Placer Creek Investors (Bermuda) L.P., Wellington Management Company, LLP shares voting power and investment discretion with these selling stockholders.

(3)        SDS Management, LLC is the investment advisor of SDS Capital Group SPC, Ltd. Steve Derby is the sole Managing Member of SDS Management, LLC, and as such, is the natural person with voting and investment control over the securities beneficially owned by SDS Capital Group SPC, Ltd.

(4)         All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors.

(5)         Estimated number of shares of common stock underlying Series C Stock as provided under the investor registration rights agreement dated as of July 12, 2005 between our company and Cornell Capital Partners, LP.

The investment agreement between our company and Cornell Capital Partners LP provided for the sale of 12,500 shares of our Series C Stock for gross proceeds of $12,500,000, of which the sale of 6,000 shares of Series C

Stock for gross proceeds of $6,000,000 closed within two business days following the date of the investment agreement, the sale of 3,500 shares of Series C Stock for gross proceeds of $3,500,000 closed two business days prior to the date of this registration statement was filed, pursuant to the investor registration rights agreement, with the Securities and Exchange Commission, and the sale of 3,000 shares of Series C Stock for gross proceeds of $3,000,000 is to close on the fifth business day following the date this registration statement is declared effective by the Securities and Exchange Commission. The Series C Stock is convertible into common stock at any time by dividing the dollar amount being converted by the lower of $3.00 or 85% of the volume weighted average trading price per common share of our company for five trading days. The holder of the Series C Stock may only convert up to $950,000 of Series C Stock into common shares in any 30 day period; provided, however, that in no event can the holder of the Series C Stock convert more than an aggregate of $750,000 of Series C Stock in any 30 day period at the conversion price of 85% of the volume weighted average trading price per common share for five trading days. Each share of Series C Stock will automatically convert into shares of our common stock at the conversion price then in effect two years from the date of issuance of each share. Our company may redeem the Series C Stock by paying 120% of the invested amount together with any unpaid dividends.

Further, as required under the investment agreement: (a) our company has obtained from each officer and director of our company a lock-up agreement limiting each officer and director from selling more than 10% of the shares of our common stock beneficially owned by such officer or director in any six month period for so long as the Series C Stock is outstanding; (b) the net proceeds received or to be received by our company under the investment agreement are to be used to fund general corporate purposes; (c) our company will not merge or consolidate with any person or entity, or sell, lease or otherwise dispose of its assets or the assets of a target other than in the ordinary course of business involving an aggregate consideration of more than 10% of the book value of its or the target’s assets on a consolidated basis in any twelve month period, or liquidate, dissolve, recapitalize or reorganize; (d) our company will not incur any indebtedness for borrowed money or become a guarantor or otherwise contingently liable for any such indebtedness except for trade payables or purchase money obligations incurred in the ordinary course of business; and (e) so long as any Series C Stock remain outstanding, our company will not without the prior written consent of Cornell Capital Partners LP, and except for grants of stock awards and stock options under our current equity incentive plan and except for exercises or conversions of currently outstanding options and warrants disclosed in our annual report for the fiscal year ended March 31, 2005: (i) issue or sell any common stock or preferred stock with or without consideration, (ii) issue or sell any preferred stock, warrant, option, right, contract, call or other security or instrument granting the holder thereof the right to acquire common stock with or without consideration, (iii) enter into any security instrument granting the holder a security interest in any of the assets of our company or any subsidiary now existing or later created or acquired, or (iv) other than with regard to 2,100,000 shares of our common stock issued in connection with the referenced equity incentive plan, file any registration statements on Form S-8.

The issuance of shares upon conversion of the Series C Stock may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering. See “Risk Factors”.

We may require the selling stockholder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

                LEGAL MATTERS

Clark Wilson LLP, Vancouver, British Columbia, Canada, will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                EXPERTS

Our consolidated financial statements at March 31, 2005, and for the year then ended, appearing herein have been audited by Ernst & Young LLP, independent registered public accounting firm, and at March 31, 2004, and for each of the two years in the period ended March 31, 2004, by Moore Stephens Ellis Foster Ltd., Chartered

Accountants, independent registered public accounting firm, as set forth in their respective reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

On May 2, 2005, Moore Stephens Ellis Foster completed a transaction with Ernst & Young LLP which to our knowledge resulted in the resignation of substantially all of the personnel at Moore Stephens Ellis Foster on May 2, 2005 and the association of those persons, as of May 3, 2005, with Ernst & Young LLP. As a result, the audit personnel that performed audit services for our company while they were associated with Moore Stephens Ellis Foster continued to provide those same audit services to our company from and after May 3, 2005, at which date they associated with Ernst & Young LLP. We are advised that Moore Stephens Ellis Foster resigned as our auditors effective upon consummation of this transaction. Although we did not formally engage Ernst & Young LLP as our auditor until we became aware of the nature and effect of this transaction, our board of directors has approved the change of accountants to Ernst & Young LLP, an independent registered firm of Certified Public Accountants.

During our two most recent fiscal years, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Moore Stephens Ellis Foster on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The report on the financial statements prepared by Moore Stephens Ellis Foster for either of the last two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principals, except that Moore Stephens Ellis Foster expressed in their report substantial doubt about our ability to continue as a going concern.

We have engaged the firm of Ernst & Young LLP, effective as of May 3, 2005. Ernst & Young LLP was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

                AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Torrent Energy Corporation, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the Securities and Exchange Commission at 100 F Street NE, Washington, DC 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission at 100 F Street NE, Washington DC 20549 at prescribed rates by calling 1-800-SEC-0330. Because we file documents electronically with the Securities and Exchange Commission, you may also obtain this information by visiting the Securities and Exchange Commission's Internet website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

TORRENT ENERGY CORPORATION AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

TORRENT ENERGY CORPORATION

(formerly “Scarab Systems, Inc.”)

(An exploration stage enterprise)

We have audited the accompanying consolidated balance sheet of Torrent Energy Corporation (formerly “Scarab Systems, Inc.”) (the “Company”) (an exploration stage enterprise) as of March 31, 2005, the related consolidated statements of stockholders' equity (deficit), operations and cash flows for the year ended March 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements as at March 31, 2004 and for the period from October 8, 2001 (inception) to March 31, 2004 and for the cumulative period from October 8, 2001 (inception) to March 31, 2004 were audited by other auditors whose report dated April 7, 2004 expressed an unqualified opinion on those statements. The consolidated financial statements for the period from October 8, 2001 (inception) to March 31, 2004 include total revenues and net loss of $nil and $374,606, respectively. Our opinion on the statements of stockholders' equity (deficit), operations and cash flows for the period October 8, 2001 (inception) to March 31, 2005, insofar as it relates to amounts for prior periods through March 31, 2004, is based solely on the report of other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of March 31, 2005 and 2004, and the results of its operations and cash flows for the years ended March 31, 2005 and 2004, and from October 8, 2001 (inception) to March 31, 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring losses from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 to the consolidated financial statements, the Company changed its policy on accounting for stock-based compensation in 2005.

Vancouver, Canada	“ERNST & YOUNG”

June 3, 2005                                                                                                                                                                  Chartered Accountants

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Consolidated Balance Sheets (Expressed in US dollars)
	March 31, 2005	March 31, 2004
ASSETS
Current assets
Cash and cash equivalents	$2,600,986	$12,621
Prepaid expenses	166,753	-
Total current assets	2,767,739	12,621
Oil and gas properties, unproven (Note 5)	2,775,434	-
Preferred stock discount (Note 9)	105,081	-
Total assets	$5,648,254	$12,621
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$483,178	$27,882
Accounts payable – related parties (Note 4)	242,936	-
Series B preferred stock dividend payable	72,672	-
Total current liabilities	798,786	27,882
Commitments and Contingencies (Notes 5 and 11)
STOCKHOLDERS' EQUITY (DEFICIT)
Share capital
Convertible Series B preferred stock, $0.01 par value, 5,000 shares
authorized, 1,700 shares issued and outstanding (2004 – Nil)	17	-
Common stock, $0.001 par value, 100,000,000 shares authorized,
20,984,966 shares issued and outstanding (2004 – 12,173,319)	20,985	12,173
Additional paid in capital	8,413,243	855,883

Deficit accumulated during the exploration stage	(3,584,777)	(883,317)
Total stockholders' equity (deficit)	4,849,468	(15,261)
Total liabilities and stockholders' equity	$5,648,254	$12,621
The accompanying notes are an integral part of these consolidated financial statements

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Consolidated Statements of Stockholders' Equity (Deficit) For the period from October 8, 2001 (inception) to March 31, 2005 (Expressed in US dollars)
							Deficit
						Share	accumulated	Total
	Series B				Additional	subscriptions	during	Stockholders'
	Preferred Stock		Common Stock		paid-in	received/	exploration	equity
	Shares	Amount	Shares	Amount	capital	(receivable)	stage	(deficit)
Stock issued for cash at $0.001 per share in October 2001	-	$-	5,425,000	$5,425	$-	$-	$-	$5,425
Stock issued for intangible asset acquisition at $0.001 per share in October 2001	-	-	200,000	200	-	-	-	200
Issued 1,440,000 common stock at $0.001 per share in October 2001	-	-	1,440,000	1,440	-	(1,440)	-	-
Stock issued at $0.50 per share in November 2001	-	-	675,000	675	336,824	(337,500)	-	-
Stock issued for cash at $0.50 per share in January 2002	-	-	390,000	390	194,610	-	-	195,000
Net (loss) for the period	-	-	-	-	-	-	(112,434)	(112,434)
Balance, March 31, 2002	-	$-	8,130,000	$8,130	$531,435	$(338,940)	$(112,434)	$88,191
Stock issued for cash at $0.25 to $0.50 per share in April 2003	-	-	130,000	130	39,870	-	-	40,000
Recapitalization to effect the acquisition of iRV, Inc.	-	-	1,446,299	1,446	(1,446)	-	-	-
Acquisition of MarketEdgeDirect	-	-	-	-	-	337,500	-	377,500
Proceeds of share subscription	-	-	-	-	-	1,440	-	1,440
Return of stocks in connection with disposal of MarketEdgeDirect	-	-	(540,000)	(540)	(358,042)	-	-	(3358,582)
Proceeds of 96,000 share subscription at $0.40 to $0.50 per share	-	-	-	-	-	40,500	-	40,500
241,020 shares allotted for services rendered at $0.10 to $0.40 per share	-	-	-	-	33,606	-	-	33,606
Net (loss) for the year	-	-	-	-	-	-	(396,277)	(396,277)
Balance, March 31, 2003	-	$-	9,166,299	$9,166	$254,123	$40,500	$(508,711)	$(213,922)
Stocks issued for services rendered and recorded in fiscal year 2004	-	-	241,020	241	(241)	-	-	-
Stocks issued at $0.40 to $0.50 per share in fiscal year 2003	-	-	96,000	96	40,404	(40,500)	-	-
Stocks issued for conversion of debt at $0.10 per share in February 2004	-	-	510,000	510	50,490	-	-	51,000
Stocks issued for cash at $0.10 per share in February and March 2004	-	-	1,200,000	1,200	118,800	-	-	120,000
Stocks issued for exercise of stock options at $0.10 per share in February and March 2004	-	-	960,000	960	95,040	-	-	96,000
Issuance of stock options as compensation	-	-	-	-	195,740	-	-	195,740
Forgiveness of debt – related party (Note 4)	-	-	-	-	110,527	-	-	110,527
Net (loss) for the year	-	-	-	-	-	-	(374,606)	(374,606)
Balance, March 31, 2004	-	$-	12,173,319	$12,173	$855,883	$-	$(883,317)	$(15,261)

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Consolidated Statements of Stockholders' Equity (Deficit) (Continued) For the period from October 8, 2001 (inception) to March 31, 2005 (Expressed in US dollars)
							Deficit
						Share	accumulated	Total
	Series B				Additional	subscriptions	during	Stockholders'
	Preferred Stock		Common Stock		paid-in	received/	exploration	equity
	Shares	Amount	Shares	Amount	capital	(receivable)	stage	(deficit)
Stocks issued for exercise of stock options at $0.10 per share in May, June and July 2004	-	-	640,000	640	63,360	-	-	64,000
Stocks and warrants issued under a private place- ment at $0.35 per share in May 2004 (Note 8)	-	-	1,442,930	1,443	503,582	-	-	505,025
Stocks issued for investor relations services at $0.54 per share in June 2004	-	-	300,000	300	161,700	-	-	162,000
Stocks issued for acquisition of oil and gas properties at $0.38 per share in June 2004 and January 2005 (Note 5)	-	-	1,200,000	1,200	454,800	-	-	456,000
Stocks and warrants issued under a private place- ment at $0.40 per share in July 2004 (Note 8)	-	-	500,000	500	199,500	-	-	200,000
Stocks issued under a private placement at $1.00 per share in 2005, net of share issue costs of $100,000	-	-	2,500,000	2,500	2,397,500	-	-	2,400,000
Stocks issued for exercise of warrants at $0.50 and $0.55 per share (Note 8)	-	-	1,614,359	1,614	825,565	-	-	827,179
Convertible Series B preferred stock issued under a private placement at $1,000 per Series B share in August 2004, net of issuance costs (Note 9)	2,200	22	-	-	1,934,978	-	-	1,935,000
Stocks issued for conversion of Series B preferred stock at prices ranging from $0.76 to $0.89 per share	(500)	(5)	614,358	615	(610)	-	-	-
Beneficial conversion feature on convertible Series B preferred stock (Note 9)	-	-	-	-	315,244	-	-	315,244
Accretion of Series B preferred stock beneficial conversion feature	-	-	-	-	-	-	(210,163)	(210,163)
Series B preferred stock dividend	-	-	-	-	-	-	(72,672)	(72,672)
Issuance of stock options as compensation	-	-	-	-	701,740	-	-	701,740
Net (loss) for the year	-	-	-	-	-	-	(2,418,625)	(2,418,625)
Balance, March 31, 2005	1,700	$17	20,984,966	$20,985	$8,413,243	$-	$(3,584,777)	$4,849,468
The accompanying notes are an integral part of these consolidated financial statements

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Consolidated Statements of Operations (Expressed in US dollars)
	Cumulative October 8, 2001 (inception) to March 31, 2005	Year Ended March 31, 2005	Year Ended March 31, 2004
Expenses
Consulting (Note 4)	$689,465	$288,845	$169,059
Directors fees	7,500	7,500	-
Insurance	48,819	48,819	-
Interest expense	7,500	7,500	-
Interest expense on long term debt	16,569	-	8,948
Investor relations	864,375	864,375	-
Legal and accounting	184,197	128,719	14,924
Lease rental expense	15,017	15,017	-
Office and Miscellaneous	109,962	49,449	21,501
Professional fees	65,780	-	-
Purchase investigation costs	103,310	103,310	-
Rent	62,903	19,520	-
Shareholder relations	90,721	90,721	-
Stock based compensation (Note 7)	897,480	701,740	195,740
Telephone	24,138	7,544	232
Travel	103,046	86,593	1,247
Operating (loss)	(3,290,782)	(2,419,652)	(411,651)
Other income (expense)
Interest income	1,027	1,027	-
Gain on settlement of debt	37,045	-	37,045
Write-off of goodwill	(70,314)	-	-
Loss from continued operations	(3,323,024)	(2,418,625)	(374,606)
Net income from discontinued operations	21,082	-	-
Net loss and comprehensive loss for the period	(3,301,942)	(2,418,625)	(374,606)
Series B preferred stock dividend	(72,672)	(72,672)
Accretion of Series B preferred stock
beneficial conversion feature (Note 9)	(210,163)	(210,163)	-
Net loss for the period applicable to common stockholders	$(3,584,777)	$(2,701,460)	$(374,606)
Basic and diluted (loss) per share		$(0.16)	$(0.04)
Weighted average number of common shares outstanding		16,825,235	9,481,502
The accompanying notes are an integral part of these consolidated financial statements

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Consolidated Statements of Cash Flows (Expressed in US dollars)
	Cumulative October 8, 2001 (inception) to March 31, 2005	Year Ended March 31, 2005	Year Ended March 31, 2004
Cash flows provided by (used in) operating activities
Net (loss) for the period	$(3,301,942)	$(2,418,625)	$(374,606)
Adjustments to reconcile net loss to
net cash used in operating activities:
- depreciation	2,195	-	1,305
- stock based compensation	897,480	701,740	195,740
- foreign exchange	1,398	-	2,688
- write-off of goodwill	70,314	-	-
- debt forgiven (note 4)	37,045	-	37,045
- net income from the discontinued operations	(21,082)	-	-
- common shares issued for service rendered	195,306	162,000	-
Changes in non-cash working capital items:	-	-	-
- accounts payable and accrued liabilities	625,456	531,480	(13,942)
Net cash used in operating activities	(1,493,830)	(1,023,405)	(151,770)
Cash flows used in investing activities
Oil and gas properties	(2,319,434)	(2,319,434)	-
Loan	(62,684)	-	-
Acquisition of fixed assets	(2,195)	-	-
Net cash used in investing activities	(2,384,313)	(2,319,434)	-
Cash flows provided by (used in) financing activities
Proceeds from issuance of common stock	4,544,129	3,996,204	216,000
Net proceeds from issuance of Series B preferred stock	1,935,000	1,935,000	-
Proceeds from shareholder loan	80,000	80,000	-
Proceeds from promissory notes	-	-	7,500
Repayment of promissory notes	-	-	(59,109)
Repayment of shareholder loan	(80,000)	(80,000)	-
Net cash provided by financing activities	6,479,129	5,931,204	164,391
Increase in cash and cash equivalents	2,600,986	2,588,365	12,621
Cash and cash equivalents, beginning of period	-	12,621	-
Cash and cash equivalents, end of period	$2,600,986	$2,600,986	$12,621
Supplemental cash flow information:
Interest expenses paid	$13,013	$7,500	$3,801
Non-cash transactions:
Common stock issued pursuant to conversion of promissory note	$55,000	$-	$55,000
Forgiveness of accrued consulting fees payable to directors and officers	$110,527	$-	$110,527
Common stock issued for oil and gas properties	$456,000	$456,000	$-
The accompanying notes are an integral part of these consolidated financial statements

TORRENT ENERGY CORPORATION

(formerly SCARAB SYSTEMS INC.)

(A exploration stage enterprise)

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

(Expressed in U.S. Dollars)

1.	Incorporation and Continuance of Operations

Torrent Energy Corporation (the “Company” or “Torrent”) is an exploration stage company that, pursuant to shareholder approval on July 13, 2004, changed its name from Scarab Systems, Inc.

Torrent was formed by the merger of Scarab Systems, Inc., a Nevada corporation into iRV, Inc., a Colorado corporation. Scarab Systems, Inc. (Nevada) was a privately owned Nevada corporation incorporated on October 8, 2001. The effective date of the merger transaction between Scarab Systems, Inc. (Nevada) and iRV, Inc. was July 17, 2002. Subsequent to the completion of the reorganization, Scarab Systems, Inc. (Nevada) transferred all its assets and liabilities to iRV, Inc. and ceased operations. The directors and executive officers of iRV, Inc. were subsequently reconstituted. iRV, Inc. changed its name to Scarab Systems, Inc. on March 24, 2003. The corporate charter of Scarab Systems Inc. (Nevada) was revoked in 2002. The Company was initially providing services to the e-commerce industry but ceased all activity in the e-commerce industry by the end of the fiscal year 2003.

On March 28, 2003, the Company acquired all the issued and outstanding shares of Catalyst Technologies, Inc., a British Columbia corporation (“Catalyst”). Catalyst is a Vancouver based, web design and Internet application developer. The acquisition of Catalyst was treated as a non-material business combination in the fiscal year 2003 and the Company abandoned Catalyst during the fiscal year 2004 due to a lack of working capital and disappointing financial results.

In fiscal year 2005, the Company changed its business to focus on the exploration and development of oil and gas properties. On April 30, 2004, the Company incorporated a wholly-owned Oregon subsidiary company named Methane Energy Corp. (“Methane”) to acquire oil and gas properties in the State of Oregon.

These consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The general business strategy of the Company is to explore its newly-acquired oil and gas properties. The Company has incurred operating losses and requires additional funds to meet its obligations and maintain its operations. Management's plan in this regard is to raise equity and/or debt financing as required. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

	March 31, 2005	March 31, 2004
Deficit accumulated during the exploration stage	$(3,584,777)	$(883,317)
Working capital surplus (deficit)	$1,968,953	$(15,261)

The Company has not generated any revenue to date.

TORRENT ENERGY CORPORATION

(formerly SCARAB SYSTEMS INC.)

(A exploration stage enterprise)

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

(Expressed in U.S. Dollars)

2.	Change in Accounting Policy

Effective April 1, 2004, the Company adopted SFAS No. 123 “Accounting for Stock Based Compensation” as amended by SFAS No. 148 "Accounting for Stock-based Compensation - Transition and Disclosure”. The Company recognizes stock based compensation expense using a fair value based method. This accounting change is applied retroactively. There is no cumulative effect on the consolidated financial statements as a result of this accounting change, as the Company did not grant any stock options to directors, officers and employees from inception to fiscal year ended March 31, 2004.

Prior to the adoption of SFAS No. 123, the Company applied the disclosure provisions of SFAS No. 123 for stock options granted to directors, officers and employees. As permitted by SFAS No. 123, the Company followed the intrinsic value approach of APB No. 25 “Accounting for Stock Issued to Employees” and the related interpretations. Stock options issued to non-employees prior to the adoption of SFAS No. 123 were recorded as stock based compensation using the fair value method.

The Company has two stock option plans that are described more fully in Note 7.

3.	Significant Accounting Policies

a)	Principles of Consolidation

The accompanying consolidated financial statements presented are those of the Company and its wholly-owned subsidiary Methane. All significant intercompany balances and transactions have been eliminated.

b)	Principles of Accounting

These consolidated financial statements are stated in US dollars and have been prepared in accordance with the U.S. generally accepted accounting principles.

c)	Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at March 31, 2005 cash and cash equivalents consist of cash and term deposits (2004 - cash only)

d)	Accounting Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on the historical trends and other information available when the financial statements are prepared. Changes in the estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates and assumptions

TORRENT ENERGY CORPORATION

(formerly SCARAB SYSTEMS INC.)

(A exploration stage enterprise)

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

(Expressed in U.S. Dollars)

e)	Concentration of Credit Risk

The Company places its cash and cash equivalents with high credit quality financial institutions. As of March 31, 2005 and 2004, the Company had no balance in a bank beyond the insured limits.

f)	Foreign Currency Transactions

The Company and its wholly owned subsidiary maintain their accounting records in U.S. dollars, its functional currency. The Company translates foreign currency transactions into its functional currency in the following manner.

At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

g)	Fair Value of Financial Instruments

The fair values of financial instruments are estimated at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and due to related parties approximate their fair value because of the short term nature of these instruments. The Company is not exposed to significant currency or interest risks arising from these financial instruments.

h)	Income Taxes

The Company has adopted Statement of Financial Accounting Standards (SFAS”) No. 109, “Accounting for Income Taxes”, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

i)	Comprehensive Income

The Company has adopted SFAS No. 130, "Reporting Comprehensive Income", which requires inclusion of foreign currency translation adjustments, reported separately in its Statement of Stockholders' Equity, in other comprehensive income. The Company has no other comprehensive income for the years ended March 31, 2005 and 2004.

j)	Advertising Expenses

The Company expenses advertising costs as incurred. There were no advertising expenses incurred by the Company for the years ended March 31, 2005 and 2004.

TORRENT ENERGY CORPORATION

(formerly SCARAB SYSTEMS INC.)

(A exploration stage enterprise)

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

(Expressed in U.S. Dollars)

k)	Loss Per Share

Loss per share is computed using the weighted average number of shares outstanding during the year. The Company has adopted SFAS No. 128, “Earnings Per Share”. Diluted loss per share is equivalent to basic loss per share as the stock options, warrants and convertible preferred stock to acquire common shares as disclosed in the notes are anti-dilutive.

l)	Accounting for Derivative Instruments and Hedging Activities

The Company has adopted SFAS No. 133, Accounting for Derivative and Hedging Activities, which requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain and loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

The Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes since inception.

m)	Long-Lived Assets Impairment

Long-term assets of the Company are reviewed when changes in circumstances require as to whether their carrying value has become impaired, pursuant to guidance established in SFAS No. 144 , Accounting for the Impairment or Disposal of Long-Lived Assets. Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value, and a loss is recorded as the difference between the carrying value and the fair value. Fair values are determined based on the quoted market values, discounted cash flows or internal and external appraisal, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

n)	Asset Retirement Obligations

The Company recognizes a liability for future retirement obligations associated with the Company's oil and gas properties. The estimated fair value of the asset retirement obligation is based on the current cost escalated at an inflation rate and discounted at a credit adjusted risk-free rate. This liability is capitalized as part of the cost of the related asset and amortized over its useful life. The liability accretes until the Company settles the obligation. As of March 31, 2005, the Company did not have any asset retirement obligations.

TORRENT ENERGY CORPORATION

(formerly SCARAB SYSTEMS INC.)

(A exploration stage enterprise)

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

(Expressed in U.S. Dollars)

o)	Oil and Gas Properties

The Company utilizes the full cost method to account for its investment in oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including such costs as leasehold acquisition costs, interest costs relating to unproved properties, geological expenditures and direct internal costs are capitalized into the full cost pool. As of March 31, 2005, the Company has no properties with proven reserves. When the Company obtains proven oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves and estimated abandonment costs, net of salvage, will be depleted on the units-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects including capitalized interest, if any, are not amortized until proved reserves associated with the projects can be determined. If the future exploration of unproved properties are determined uneconomical, the amount of such properties are added to the capitalized cost to be amortized. As of March 31, 2005, all of the Company's oil and gas properties were unproved and were excluded from amortization.

The capitalized costs included in the full cost pool are subject to a “ceiling test”, which limits such costs to the aggregate of the estimated present value, using an estimated discount rate, of the future net revenues from proved reserves, based on current economic and operating conditions and the estimated value of unproven properties. As at March 31, 2005, none of the Company's unproved oil and gas properties were considered impaired.

p)	New Accounting Pronouncements

In September 2004, the Emerging Issues Task Force issued EITF No. 04-8, The Effect of Contingently Convertible Instruments on Diluted Earnings per Share. EITF No. 04-8 provides new guidance on when the dilutive effect of contingently convertible securities with a market price trigger should be included in diluted EPS. The new guidance states that these securities should be included in the diluted EPS computation regardless of whether the market price trigger has been met. The guidance in EITF 04-8 is effective for all periods ending after December 15, 2004 and would be applied by retrospectively restating previously reported EPS. The adoption of EITF No. 04-8 did not have a material impact on the Company's consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB No. 29, Accounting for Nonmonetary Transactions. SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of FASB No. 153 will not have a material impact on the Company's consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment". SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123(R) requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS 123(R), only certain pro-forma disclosures of fair value were required. SFAS 123(R) shall be effective for the Company as of the beginning of the first interim or annual reporting period that begins on or after April 1, 2006. The adoption of FASB No. 123(R) will not have a material impact on the Company's consolidated financial statements.

TORRENT ENERGY CORPORATION

(formerly SCARAB SYSTEMS INC.)

(A exploration stage enterprise)

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

(Expressed in U.S. Dollars)

4.	Related Party Transactions

a)

During the year ended March 31, 2005, the Company paid or accrued $164,690 (2004 - $59,413) in consulting fees to directors and officers of the Company. In addition, the Company paid officers and directors of the Company $116,030 (2004 - $nil) for consulting fees relating to the Company's oil and gas leases and $138,894 (2004 - $nil) for geological and geophysical consulting fees, both of which are included in the costs of the oil and gas properties.

b)

As of March 31, 2005, there was $242,936 (2004 – $nil) representing unpaid consulting fees owing to directors and officers. In fiscal year 2004, in anticipation of the change in business operation, $110,527 consulting fees (including $103,140 incurred in fiscal year 2004) owing to directors and officers were forgiven. This money was recorded as an additional paid-in capital.

c)

On March 15, 2003, the Company issued to its former president an unsecured promissory note in the amount of $40,000 bearing interest at the rate of 20% per year, that was due and payable on March 15, 2004. On February 2, 2004, the $40,000 unsecured promissory note, along with $11,000 in accrued interest, was converted into 510,000 shares of our common stock at a price per share of $0.10.

d)	Also see Notes 5, 10 and 11.

5.	Oil and Gas Properties, Unproven

On May 11, 2004, Methane entered into a Lease Purchase and Sale Agreement (the “Agreement”) with GeoTrends-Hampton International LLC (“GHI”) to purchase GHI's undivided working interest in certain oil and gas leases for the Coos Bay Basin prospect. This prospect is located onshore in the Coos Bay Basin of Oregon and any current negotiations that GHI had with the State of Oregon would be continued by the Company. As consideration for the acquisition of these oil and gas leases, the Company paid a total of $300,000 in cash and will issue 1,800,000 restricted common shares in three performance based tranches. The shares are valued at $0.38 per share, which is the fair value at the time that the agreement was negotiated. GHI will also maintain an undivided overriding royalty interest of 4% upon commercial production. The agreement closed on June 22, 2004. On closing, the Company paid $100,000 of the cash and 600,000 of the common shares. As at March 31, 2005 the Company has fully paid the $300,000 in cash and has issued 1,200,000 common shares. The remaining 600,000 common shares will be issued upon completion of the Pilot Exploration Program. Subsequent to the completion of the Agreement, the principals of GHI were appointed as directors and officers of the Company.

Pursuant to the GHI Agreement, the Company acquired leases of certain properties in the Coos Bay area of Oregon which are prospective for oil and gas exploration and cover approximately 50,000 acres. On July 1, 2004, the Company completed the negotiations with the State of Oregon on an additional leasing of 10,400 acres of land within the Coos Bay Basin in Oregon. 10,400 acres of land are subject to annual lease payments of $1 per acre.

The Company is committed to make annual land lease payments of $73,000 for the next five years and is committed to an average of 12.5% on gross sales resulting from the leases.

TORRENT ENERGY CORPORATION

(formerly SCARAB SYSTEMS INC.)

(A exploration stage enterprise)

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

(Expressed in U.S. Dollars)

5.	Oil and Gas Properties, Unproven (continued)

The total costs incurred and excluded from amortization are summarized as follows:

	Property acquisition	Seismic and land	Drilling and gathering	Geological and geophysical	Total
Costs incurred during periods ended:
March 31, 2005	$756,000	$499,847	$1,262,564	$257,023	$2,775,434
March 31, 2004	-	-	-	-	-
Total	$756,000	$499,847	$1,262,564	$257,023	$2,775,434

As at March 31, 2005, all of the Company's oil and gas properties are considered unproven. Based on the status of the Company's exploration activities, management has determined that no impairment has occurred.

6.	Income Tax

As at March 31, 2005, the Company has estimated net operating losses carryforward for tax purposes of $2,470,000 (2004 – $543,500). There are no other significant tax assets or liabilities. This amount may be applied against future federal taxable income, which if not used, will expire commencing 2021 to 2025. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

A reconciliation of the expected federal income tax expense (benefit) to actual expense (benefit) is as follows:

	2005	2004
Expected federal income tax benefit	$846,000	$132,000
Stock-based compensation	(246,000)	(69,000)
Valuation allowance	(600,000)	(63,000)
Income tax expense	$-	$-

TORRENT ENERGY CORPORATION

(formerly SCARAB SYSTEMS INC.)

(A exploration stage enterprise)

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

(Expressed in U.S. Dollars)

7.	Stock Options

On February 10, 2004, the Company's Board of Directors adopted the 2004 Non-Qualified Stock Option Plan (the “2004 Plan”). The aggregate number of shares of common stock that may be granted by the Company under the Plan will not exceed a maximum of 1,800,000 shares during the period of the 2004 Plan. The 2004 Plan shall terminate upon the earlier of February 10, 2014 or the issuance of all shares granted under the 2004 Plan. The option prices per share are determined by the Board of Directors when the stock option is granted. As at March 31, 2005, there are no shares available to be granted under the 2004 Plan and 200,000 options remain outstanding and exercisable.

On March 17, 2005, the Company adopted the 2005 equity incentive plan (the “2005 Plan”) for executives, employees and outside consultants and advisors. A maximum of 2,000,000 shares of the Company's common stock are subject to the 2005 Plan. As at March 31, 2005, the Company had no stock options outstanding under the 2005 Plan.

In fiscal year 2005, the Company granted a total of 1,340,000 stock options of which 740,000 were under the 2004 Plan and the other 600,000 were outside the 2004 Plan.

Of the total 1,340,000 options, 740,000 stock options were granted to various directors and consultants of the Company under the 2004 Plan. Each option entitles the holder to acquire one common share at exercise prices ranging from $0.10 to $0.50 per share. Vesting of these options ranged from 100% immediately to 25% immediately and 25% every six months afterward until fully vested 18 months from the date of grant. These options expire five years from the date of grant.

Of the 600,000 stock options granted outside the 2004 Plan, 200,000 stock options with an exercise price of $1.00 per share and another 200,000 with an exercise price of $2.00 per share were granted pursuant to a Mail Distribution Agreement with a third party (“Optionee”). These options vest immediately and are exercisable until November 1, 2005. These options have a cashless exercise provision whereby the optionee can elect to receive common stock in lieu of paying cash for the options based on a formula that includes using the average closing prices of the five trading days preceding the exercise date.

The other 200,000 stock options granted outside the 2004 Plan were to a consultant of the Company for public and investor relations services. These options have an exercise price of $0.83 per share, vested 25% immediately, and 25% every quarter thereafter. Either party may terminate the investor relations agreement with thirty days written notice.

In fiscal year 2004, the Company granted 1,060,000 stock options to various consultants of the Company under the 2004 Plan. Each option entitles the holder to acquire one common share at an exercise price of $0.10 per share. These options have vesting periods ranging from immediately to over seven months, and expire two (2) years from date of grant.

During the fiscal year 2005, the Company recorded $701,740 (2004 - $195,740) of stock based compensation.

TORRENT ENERGY CORPORATION

(formerly SCARAB SYSTEMS INC.)

(A exploration stage enterprise)

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

(Expressed in U.S. Dollars)

7.	Stock Options (continued)

A summary of stock option information for the years ended March 31, 2005 and 2004 is as follows:

	Shares	Weighted Average Exercise Price
Options outstanding at March 31, 2003	-	$-
Granted	1,060,000	$0.10
Exercised	(960,000)	$0.10
Options outstanding at March 31, 2004	100,000	$0.10
Granted	1,340,000	$0.68
Exercised	(640,000)	$0.10
Options outstanding at March 31, 2005	800,000	$1.08

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (yrs.)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.50	200,000	4.33	$0.50	100,000	$0.50
$0.83	200,000	0.62	$0.83	100,000	$0.83
$1.00	200,000	0.62	$1.00	200,000	$1.00
$2.00	200,000	0.62	$2.00	200,000	$2.00
	800,000	1.52	$1.08	600,000	$1.22

TORRENT ENERGY CORPORATION

(formerly SCARAB SYSTEMS INC.)

(A exploration stage enterprise)

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

(Expressed in U.S. Dollars)

7.	Stock Options (continued)

The fair value of each option granted has been estimated as of the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: risk-interest rate of 2.75% (2004 – 2.75%), dividend yield 0% (2004 – 0%), volatility of 254-265% (2004 – 159%) and expected lives of approximately 1-5 years (2004 – 2 years).

A summary of weighted average fair value of stock options granted during the years ended March 31, 2005 and 2004 is as follows:

	Weighted Average Exercise Price	Weighted Average Fair Value
Fiscal year 2005
Exercise price is greater than market price at grant date:	$1.50	$0.53
Exercise price is below market price at grant date:	$0.34	$0.56
Fiscal year 2004
Exercise price is below, market price at grant date:	$0.10	$0.14

8.	Warrants

In June 2005, the Company issued warrants attached to a private placement to purchase 1,442,930 shares of common stock at $0.50 per share exercisable until May 19, 2006.

In July 2005, the Company issued warrants attached to a private placement to purchase 500,000 shares of common stock at $0.55 per share exercisable until July 7, 2006.

A summary of the warrants outstanding as at March 31, 2005 is as follows:

Grant Date	Exercise Price	Granted	Exercised	March 31, 2005 Ending balance
May 20, 2004	$0.50	1,442,930	1,214,359	228,571
July 8, 2004	$0.55	500,000	400,000	100,000
Total		1,942,930	1,614,359	328,571

Each warrant entitles the holder to acquire one common share of the Company.

TORRENT ENERGY CORPORATION

(formerly SCARAB SYSTEMS INC.)

(A exploration stage enterprise)

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

(Expressed in U.S. Dollars)

9.	Series B Convertible Preferred Stock (“Series B Stock”)

On August 27, 2004, the Company closed a private placement in its Series B Stock at $1,000 per share for $2,200,000 in gross proceeds (the “Private Placement”). The Series B Stock are senior to the common stock with respect to the payment of dividends and other distribution on the capital stock of the Company, including distribution of the assets of the Company upon liquidation. No cash dividends or distributions shall be declared or paid or set apart for payment on the common stock in any year unless cash dividends or distributions on the Series B Stock for such year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary before any distribution or payment shall be made to any of the holders of common stock or any series of preferred stock, the holders of Series B Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $1,000 per share of the Series B Stock plus all declared and unpaid dividends thereon, for each shares of Series B Stock held by them.

The Series B Stock are non-voting, carry a cumulative dividend rate of 5% per year, when and if declared by the Board of Directors of the Company, and are convertible into common stock at any time by dividing the dollar amount being converted (included accrued but unpaid dividends) by the lower of $1.20 or 80% of the lowest volume weighted average trading price per common share of our Company for 10 trading days. The holder of the Series B Stock may only convert up to $250,000 of Series B Stock into common shares in any 30 day period. The Company may redeem the Series B Stock by paying 120% of the invested amount together with any unpaid dividends. In the event that the volume weighted average price of the Company's common stock is equal to or greater than two dollars for twenty consecutive trading days, the Company must redeem in an amount of Series B Stock equal to 20% of the dollar volume of the common stock traded during the previous 20 days.

As a condition of the Private Placement, the Company agreed to file a registration statement registering up to 5,000,000 shares of common stock (the “Registration Statement”) in order to receive all of the proceeds of the Private Placement.

Each share of Series B Stock will be automatically converted into common stock immediately upon the consummation of the occurrence of a stock acquisition, merger, consolidation, or reorganization of the Company.

The gross proceeds of the Private Placement have been received as follows:

(i) $1,100,000 was paid on closing;

(ii) $550,000 on the fifth business day following the filing date of the Registration Statement; and

(iii) $550,000 on the fifth business day following the effective date of the Registration Statement

Net proceeds received was $1,935,000 after payment of $220,000 in finders' fees (10% of gross proceeds) and $45,000 in legal fees. The transaction resulted in a beneficial conversion feature calculation in accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, of $315,244 which will be accreted over nine months commencing October 1, 2004 (the minimum period that the preferred stockholder can convert all of their Series B Stock). The Company recorded accretion of $210,163 as a dividend for the year ended March 31, 2005 As of March 31, 2005, the Company accrued preferred stock dividends of $72, 672.

During the fiscal year 2005, the Company issued the following common shares pursuant to exercise of the Series B Preferred stocks:

Conversion Date	# of Series B Stock	Conversion Price	Common Stock
January 21, 2005	100	0.7824	127,812
February 8, 2005	100	0.7625	131,148
February 14, 2005	150	0.8000	187,500
February 28, 2005	100	0.8934	111,932
March 8, 2005	50	0.8934	55,966
Total	500		614,358

Subsequent to March 31, 2005, all of the remaining 1,700 Series B convertible preferred stock were converted into 1,795,253 common shares of the Company at an average price of $1.06 per common share.

10.	Shareholder Loan

During the year ended March 31, 2005, the Company received proceeds of $80,000 from a shareholder. On January 17, 2005, the shareholder loan was repaid in full with no interest. No imputed interest was recorded as it is deemed insignificant.

11.	Commitments

On October 1, 2004, the Company entered into a consulting agreement for public and investor relations with a third party. The Company is committed to pay $5,000 per month for the service for the term of one year. Either party may terminate the agreement with thirty days written notice.

On January 1, 2005, the Company entered into a management consulting agreement with MGG Consulting, a company owned by a director of the Company. Pursuant to the agreement, the Company is committed to a rate of $1,000 per day unless terminated at any time by either party upon written notice.

12.	Subsequent Events

Subsequent to March 31, 2005, 228,571 common shares were issued pursuant to the exercise of share purchase warrants for proceeds of $114,285.

Subsequent to March 31, 2005, an additional 1,700,000 stock options were issued under the 2005 Plan. 1,500,000 of the options have an exercise price of $1.25 per share and 200,000 options have an exercise price of $2.00 per share. All of these stock options are exercisable over five years, and vest 25% upon date of grant and 25% every six months thereafter until fully vested.

Subsequent to March 31, 2005, 89,502 common shares were issued pursuant to the exercise of all of the stock options issued per the Mail Distribution Agreement.

Also see Note 9.

13.	Comparative figures

Certain of the comparative figures for fiscal year 2004 have been reclassified to conform with the disclosure presentation of fiscal year 2005.

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Consolidated Balance Sheets (Expressed in US dollars) (unaudited)
	September 30, 2005	March 31, 2005
ASSETS
Current assets
Cash and cash equivalents	$9,167,374	$2,600,986
Accounts receivable (Note 4)	76,724	-
Prepaid expenses and deposits (Note 4)	1,053,549	166,753
Total current assets	10,297,647	2,767,739
Oil and gas properties, unproven (Note 4)	8,648,812	2,775,434
Office furniture and equipment	13,624	-
Preferred stock discount (Note 8)	-	105,081
Total assets	$18,960,083	$5,648,254
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities (Note 4)	$2,949,921	$483,178
Accounts payable – related parties (Note 3)	68,462	242,936
Preferred stock dividends payable (Notes 7 and 8)	63,219	72,672
Total current liabilities	3,081,602	798,786
Commitments and Contingencies (Notes 4 and 10)
STOCKHOLDERS’ EQUITY
Share capital
Convertible Series B preferred stock, $0.01 par value, 5,000 shares
authorized, nil shares issued and outstanding (March 31, 2005 –1,700)	-	17
Convertible Series C preferred stock, $0.01 par value, 25,000 shares
authorized, 9,500 shares issued and outstanding (March 31, 2005 – nil)	95	-
Common stock, $0.001 par value, 100,000,000 shares authorized,
24,748,293 shares issued and outstanding (March 31, 2005 – 20,984,966)	24,748	20,985
Additional paid in capital	21,956,682	8,413,243

Deficit accumulated during the exploration stage	(6,103,044)	(3,584,777)
Total stockholders’ equity	15,878,481	4,849,468
Total liabilities and stockholders’ equity	$18,960,083	$5,648,254
The accompanying notes are an integral part of these consolidated financial statements

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Consolidated Statements of Stockholders’ Equity (Deficit) For the period from October 8, 2001 (inception) to September 30, 2005 (Expressed in US dollars) (unaudited)
	Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional paid-in capital	Share subscriptions received/ (receivable)	Deficit accumulated during exploration stage	Total Stockholders’ equity (deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Stock issued for cash at $0.001 per share in October 2001	-	$-	-	$-	5,425,000	$5,425	$-	$-	$-	$5,425
Stock issued for intangible asset acquisition at $0.001 per share in October 2001	-	-	-	-	200,000	200	-	-	-	200
Issued 1,440,000 common stock at $0.001 per share in October 2001	-	-	-	-	1,440,000	1,440	-	(1,440)	-	-
Stock issued at $0.50 per share in November 2001	-	-	-	-	675,000	675	336,825	(337,500)	-	-
Stock issued for cash at $0.50 per share in January 2002	-	-	-	-	390,000	390	194,610	-	-	195,000
Net (loss) for the period	-	-	-	-	-	-	-	-	(112,434)	(112,434)
Balance, March 31, 2002	-	$-	-	$-	8,130,000	$8,130	$531,435	$(338,940)	$(112,434)	$88,191
Stock issued for cash at $0.25 to $0.50 per share in April 2003	-	-	-	-	130,000	130	39,870	-	-	40,000
Recapitalization to effect the acquisition of iRV, Inc.	-	-	-	-	1,446,299	1,446	(1,446)	-	-	-
Acquisition of MarketEdgeDirect	-	-	-	-	-	-	-	337,500	-	337,500
Proceeds of share subscription	-	-	-	-	-	-	-	1,440	-	1,440
Return of stocks in connection with disposal of MarketEdgeDirect	-	-	-	-	(540,000)	(540)	(358,042)	-	-	(358,582)
Proceeds of 96,000 share subscription at $0.40 to $0.50 per share	-	-	-	-	-	-	-	40,500	-	40,500
241,020 shares allotted for services rendered at $0.10 to $0.40 per share	-	-	-	-	-	-	33,306	-	-	33,306
Net (loss) for the year	-	-	-	-	-	-	-	-	(396,277)	(396,277)
Balance, March 31, 2003	-	$-	-	$-	9,166,299	$9,166	$245,123	$40,500	$(508,711)	$(213,922)
The accompanying notes are an integral part of these consolidated financial statements

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Consolidated Statements of Stockholders’ Equity (Deficit) For the period from October 8, 2001 (inception) to September 30, 2005 (Expressed in US dollars) (unaudited)
	Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional paid-in capital	Share subscriptions received/ (receivable)	Deficit accumulated during exploration stage	Total Stockholders’ equity (deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Stocks issued for services rendered and recorded in fiscal year 2004	-	$-	-	$-	241,020	$241	$(241)	$-	$-	$-
Stocks issued at $0.40 to $0.50 per share in fiscal year 2003	-	-	-	-	96,000	96	40,404	(40,500)	-	-
Stocks issued for conversion of debt at $0.10 per share in February 2004	-	-	-	-	510,000	510	50,490	-	-	51,000
Stocks issued for cash at $0.10 per share in February and March 2004	-	-	-	-	1,200,000	1,200	118,800	-	-	120,000
Stocks issued for exercise of stock options at $0.10 per share in February and March 2004	-	-	-	-	960,000	960	95,040	-	-	96,000
Issuance of stock options as compensation	-	-	-	-	-	-	195,740	-	-	195,740
Forgiveness of debt – related party (Note 3)	-	-	-	-	-	-	110,527	-	-	110,527
Net (loss) for the year	-	-	-	-	-	-	-	-	(374,606)	(374,606)
Balance, March 31, 2004	-	$-	-	$-	$12,173,319	$12,173	$855,883	$-	$(883,317)	$(15,261)
Stocks issued for exercise of stock options at $0.10 per share in May, June and July 2004	-	-	-	-	640,000	640	63,360	-	-	64,000
Stocks and warrants issued under a private placement at $0.35 per share in May 2004 (Note 6)	-	-	-	-	1,442,930	1,443	503,582	-	-	505,025
Stocks issued for investor relations services at $0.54 per share in June 2004	-	-	-	-	300,000	300	161,700	-	-	162,000
Stocks issued for acquisition of oil and gas properties at $0.38 per share in June 2004 and January 2005 (Note 4)	-	-	-	-	1,200,000	1,200	454,800	-	-	456,000
Stocks and warrants issued under a private placement at $0.40 per share in July 2004 (Note 6)	-	-	-	-	500,000	500	199,500	-	-	200,000
Stocks issued under a private placement at $1.00 per share in 2005, net of share issue costs of $100,000	-	-	-	-	2,500,000	2,500	2,397,500	-	-	2,400,000
Stocks issued for exercise of warrants at $0.50 and $0.55 per share (Note 6)	-	-	-	-	1,614,359	1,614	825,565	-	-	827,179
The accompanying notes are an integral part of these consolidated financial statements

TORRENT ENERGY CORPORATION` (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Consolidated Statements of Stockholders’ Equity (Deficit) For the period from October 8, 2001 (inception) to September 30, 2005 (Expressed in US dollars) (unaudited)
	Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional paid-in capital	Share subscriptions received/ (receivable)	Deficit accumulated during exploration stage	Total Stockholders’ equity (deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Convertible Series B preferred stock issued under a private placement at $1,000 per Series B share in August 2004, net of issuance costs (Note 7)	2,200	$22	-	$-	-	$-	$1,934,978	$-	$-	$1,935,000
Stocks issued for conversion of Series B preferred stock at prices ranging from $0.76 to $0.89 per share	(500)	(5)	-	-	614,358	615	(610)	-	-	-
Beneficial conversion feature on convertible Series B preferred stock (Note 7)	-	-	-	-	-	-	315,244	-	-	315,244
Accretion of Series B preferred stock beneficial conversion feature	-	-	-	-	-	-	-	-	(210,163)	(210,163)
Series B preferred stock dividend	-	-	-	-	-	-	-	-	(72,672)	(72,672)
Issuance of stock options as compensation	-	-	-	-	-	-	701,740	-	-	701,740
Net (loss) for the year	-	-	-	-	-	-	-	-	(2,418,625)	(2,418,625)
Balance, March 31, 2005	1,700	$17	-	-	20,984,966	$20,985	$8,413,243	$-	$(3,584,777)	$4,849,468
Stocks issued for conversion of Series B preferred stock at prices ranging from $0.77 to $1.20 per share	(1,700)	(17)	-	-	1,795,254	1,795	(1,778)	-	-	-
Stocks issued for exercise of warrants at $0.50 per share (Note 6)	-	-	-	-	228,571	228	114,058	-	-	114,286
Stocks issued for cashless exercise of stock options (Note 5)	-	-	-	-	89,502	90	(90)	-	-	-
Accretion of Series B preferred stock beneficial conversion feature	-	-	-	-	-	-	-	-	(105,081)	(105,081)
Cancellation of stock options as compensation (Note 5)	-	-	-	-	-	-	(99,641)	-	-	(99,641)
The accompanying notes are an integral part of these consolidated financial statements

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Consolidated Statements of Stockholders’ Equity (Deficit) For the period from October 8, 2001 (inception) to September 30, 2005 (Expressed in US dollars) (unaudited)
	Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional paid-in capital	Share subscriptions received/ (receivable)	Deficit accumulated during exploration stage	Total Stockholders’ equity (deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Common stock issued at $2 per common share under a private placement in July 2005, net of issuance costs (Note 9)	-	$-	-	$-	1,650,000	$1,650	$3,273,350	$-	$-	$3,275,000
Convertible Series C preferred stock issued under a private placement at $1,000 per Series C share in July 2005, net of issuance costs (Note 8)	-	-	9,500	95	-	-	8,776,895	-	-	8,776,990
Beneficial conversion feature on convertible Series C preferred stock (Note 8)	-	-	-	-	-	-	172,638	-	-	172,638
Accretion of Series C beneficial conversion feature (Note 8)	-	-	-	-	-	-	-	-	(172,638)	(172,638)
Stock based compensation for the period							1,308,007			1,308,007
Series C stock dividend	-	-	-	-	-	-	-	-	(63,219)	(63,219)
Net (loss) for the period	-	-	-	-	-	-	-	-	(2,177,329)	(2,177,329)
Balance, September 30, 2005	-	-	9,500	$95	24,748,293	$24,748	$21,956,682	$-	$(6,103,044)	$15,878,481
The accompanying notes are an integral part of these consolidated financial statements

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Consolidated Statements of Operations (Expressed in US dollars) (unaudited)
	Cumulative October 8, 2001 (inception) to September 30, 2005	Three months Ended September 30, 2005	Three months Ended September 30, 2004	Six months Ended September 30, 2005	Six months Ended September 30, 2004

General and administrative expenses
Consulting (Note 3)	$1,096,330	$264,734	$12,977	$406,865	$115,187
Directors fees	22,500	7,500	-	15,000	-
Lease rentals	75,030	-	-	60,013	-
Insurance	128,126	69,892	-	79,307	46,569
Interest expense	7,500	-	7,500	-	7,500
Interest expense on long term debt	16,569	-	-	-	-
Investor relations (Note 5)	847,419	30,572	148,932	(15,764)	221,100
Legal and accounting	386,571	73,049	21,898	136,594	60,589
Office and miscellaneous	177,226	42,631	8,172	66,072	10,311
Purchase investigation costs	103,310	-	101,651	-	101,651
Rent	81,443	12,440	2,800	18,540	2,800
Shareholder relations	181,388	31,793	43,293	90,667	80,446
Stock based compensation	2,205,487	441,865	85,626	1,308,007	461,336
Telephone	40,130	12,847	-	15,992	-
Travel	228,823	66,611	9,821	125,777	10,500
Joint venture cost recovery (Note 4)	(76,724)	(76,724)	-	(76,724)	-
Operating (loss)	(5,521,128)	(977,210)	(442,670)	(2,230,346)	(1,117,989)

Other income (expense)
Interest income	54,043	40,798	163	53,017	163
Gain on settlement of debt	37,045	-	-	-	-
Write-off of goodwill	(70,314)	-	-	-	-

Loss from continued operations	(5,500,354)	(936,412)	(442,507)	(2,177,329)	(1,117,826)
Net income from discontinued operations	21,082	-	-	-	-
Net Loss and comprehensive loss for the period	(5,479,272)	(936,412)	(442,507)	(2,177,329)	(1,117,826)
Series B preferred stock dividend	(72,672)	-	-	-	-
Series C preferred stock dividend	(63,219)	(63,219)	-	(63,219)	-
Dividend accretion of Series B preferred stock beneficial conversion feature (Note 7)	(315,243)	-	-	(105,081)	-
Dividend accretion of Series C preferred stock beneficial conversion feature (Note 8)	(172,638)	(172,638)	-	(172,638)	-

Net loss for the period applicable to common stockholders	$(6,103,044)	$(1,172,269)	$(442,507)	$(2,518,267)	$(1,117,826)

Earnings (loss) per share – basic and diluted	$(0.46)	$(0.05)	$(0.03)	$(0.11)	$(0.08)

Weighted average number of
common shares outstanding	13,257,698	24,407,532	15,432,812	23,247,624	14,376,869
The accompanying notes are an integral part of these consolidated financial statements

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Consolidated Statements of Cash Flows (Expressed in US dollars) (unaudited)
	Cumulative October 8, 2001 (inception) to September 30, 2005	Three months Ended September 30, 2005	Three months Ended September 30, 2004	Six months Ended September 30, 2005	Six months Ended September 30, 2004

Cash flows provided by (used in) operating activities
Net (loss) for the period	$(5,479,272)	$(936,412)	$(442,507)	$(2,177,329)	$(1,117,826)
Adjustments to reconcile net loss to net cash used in operating activities:
- depreciation	3,805	1,610	-	1,610	-
- stock based compensation	2,205,487	441,865	85,626	1,308,007	461,336
- foreign exchange	2,688	-	-	-	-
- write-off of goodwill	70,114	-	-	-	-
- debt forgiven	37,045	-	-	-	-
- net income from discontinued operations	(21,082)	-	-	-	-
- write off smart e-card	200	-	-	-	-
- common shares issued for services rendered	95,665	-	-	(99,641)	-
Changes in operating assets and liabilities
- accounts receivable	(76,724)	(76,724)	21,000	(76,724)	-
- prepaid expenses and deposits	(1,053,549)	(1,028,796)	-	(886,796)	-
- accounts payable and accrued liabilities	2,886,591	2,658,807	105,896	2,292,269	130,998
Net cash from (used in) operating activities	(1,329,031)	1,060,350	(229,985)	361,396	(525,492)
Cash flows used in investing activities
Oil and gas properties	(7,985,967)	(4,584,960)	(329,429)	(5,873,378)	(556,583)
Loan	(62,684)	-	-	-	-
Acquisition of fixed assets	(17,429)	(4,502)	-	(15,234)	-
Net cash used in investing activities	(8,066,080)	(4,589,462)	(329,429)	(5,888,612)	(556,583)
Cash flows provided by (used in) financing activities
Proceeds from issuance of common stock	7,883,855	3,275,000	170,000	3,389,286	769,025
Net proceeds from issuance of Series B preferred stock	1,935,000	-	1,450,000	-	1,450,000
Net proceeds from issuance of Series C preferred stock	8,776,990	8,776,990	-	8,776,990	-
Payment of dividend	(72,672)	(72,672)	-	(72,672)	-
Proceeds from shareholder loan	80,000	-	-	-	-
Proceeds from promissory notes	98,421	-	-	-	-
Repayment of promissory note	(59,109)	-	-	-	-
Repayment of shareholder loan	(80,000)	-	-	-	-
Net cash provided by financing activities	18,562,485	11,979,318	1,620,000	12,093,604	2,219,025
Increase in cash and cash equivalents	9,167,374	8,450,206	1,060,586	6,566,388	1,136,950
Cash and cash equivalents, beginning of period	-	717,168	88,985	2,600,986	12,621
Cash and cash equivalents, end of period	$9,167,374	$9,167,374	$1,149,571	$9,167,374	$1,149,571
Supplemental cash flow information:
Interest expenses paid	13,013	-	7,500	-	7,500
Non-cash transactions:
Common stock issued (cancelled) for investor relations services	174,371	-	-	(99,641)	162,000
Forgiveness of accrued consulting fees payable to officers and directors	110,527	-	-	-	-
Common stock issued for oil and gas properties	456,000	-	-	-	228,000
The accompanying notes are an integral part of these consolidated financial statements

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Notes to Consolidated Financial Statements (Unaudited)
1.	Nature and Continuance of Operations

These consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The general business strategy of the Company is to explore its newly-acquired oil and gas properties. The Company has incurred operating losses and requires additional funds to meet its obligations and maintain its operations. Management’s plan in this regard is to raise equity and/or debt financing as required. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

	September 30, 2005	March 31, 2005
Deficit accumulated during the exploration stage	$(6,103,044)	$(3,584,777)
Working capital surplus	$7,216,045	$1,968,953

The Company has not generated any revenue to date.

2.	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the generally accepted accounting principles for interim financial information and with the instructions to Form 10 QSB and Article 10 of the Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ended March 31, 2006.

The balance sheet at March 31, 2005 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

For further information, refer to the consolidated financials statements and footnotes thereto included in the Registrant Company and Subsidiaries’ annual report on Form 10-KSB for the year ended March 31, 2005.

3.	Related Party Transactions

a)            During the six months ended September 30, 2005, the Company paid or accrued $215,753 (2004 - $ nil) in consulting fees to directors and officers of the Company. In addition, the Company paid officers and directors of the Company $61,600 (2004 - $nil) for consulting fees relating to the Company’s oil and gas leases and $122,000 (2004 - $ nil) for geological and geophysical consulting fees, both of which are included in the costs of the oil and gas properties.

b)            As of September 30, 2005, there was $68,462 (2004 – $nil) representing unpaid consulting fees and reimburseable expenses owing to directors and officers. In fiscal year 2004, in anticipation of the change in business operation, $110,527 in consulting fees (including $303,280 incurred in fiscal year 2004) owing to directors and officers was forgiven. This money was recorded as an additional paid-in capital.

c)             Also see Notes 4 and 10.

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Notes to Consolidated Financial Statements (Unaudited)
3.	Related Party Transactions (continued)

d)            The above noted transactions were in the normal course of business and were measured at the exchange amount, which is the amount of consideration established and agreed to by its related parties.

4.	Oil and Gas Properties, Unproven

Coos Bay Property. On May 11, 2004, Methane entered into a Lease Purchase and Sale Agreement (the “Agreement”) with GeoTrends-Hampton International LLC (“GHI”) to purchase GHI’s undivided working interest in certain oil and gas leases for the Coos Bay Basin prospect. This prospect is located onshore in the Coos Bay Basin of Oregon and any current negotiations that GHI had with the State of Oregon would be continued by the Company. As consideration for the acquisition of these oil and gas leases, the Company paid a total of $300,000 in cash and will issue 1,800,000 restricted common shares in three performance based tranches. The shares were valued at $0.38 per share, which was the fair value at the time that the agreement was negotiated. GHI will also maintain an undivided overriding royalty interest of 4% upon commercial production. The agreement closed on June 22, 2004. On closing, the Company paid $100,000 of the cash and 600,000 of the common shares. As at September 30, 2005 the Company has fully paid the $300,000 in cash and has issued 1,200,000 common shares. The remaining 600,000 common shares will be issued upon commencement of the Pilot Exploration Program. As at September 30, 2005, the remaining shares had not been issued. Subsequent to the completion of the Agreement, the principals of GHI were appointed as directors and officers of the Company.

Pursuant to the GHI Agreement, the Company acquired leases of certain properties in the Coos Bay area of Oregon which are prospective for oil and gas exploration and cover approximately 50,000 acres. On July 1, 2004, the Company completed the negotiations with the State of Oregon on an additional leasing of 10,400 acres of land within the Coos Bay Basin in Oregon, which are subject to annual lease payments of $1 per acre.

The Company is committed to make annual land lease payments of $73,000 for the next five years and is committed to royalty payments of 12.5% on gross sales from the leases.

Related to its exploration program, Methane has escrowed $1,000,000 through an attorney to provide assurance of payment to the company from which it obtained the drilling rig being used to complete the Pilot Exploration Program at Coos Bay. The deposit is fully refundable upon payment of all obligations owed to the owner of the drilling rig. As at September 30, 2005, amounts owing and attributable the this arrangement totaled $650,260 and is included in accounts payable.

Cedar Creek Property. On August 9, 2005, Cascadia executed a lease option agreement with Weyerhauser Company to lease 100,000 acres that it could select from an overall 365,000 acreage block in the Cedar Creek area of Washington state. Cascadia intends to commence an exploratory work program in 2006 for possible hydrocarbon deposits on acreage it may select from the acreage block. Cascadia also has been granted a two-year first right of refusal on the balance of the Cedar Creek Block that it does not select during its initial selection process. Cash consideration of $100,000 was paid for the lease option of which the Company paid $60,000 (See “Joint Venture”). In addition, Cascadia may extend the term of its option for an additional year by committing to a work program based on the number of acres selected initially for exploration activity. Alternatively, the Company may simply execute a lease agreement on the acreage at a rate of $1.00 per acre per year. As at September 30, 2005, the Company has no work program commitments.

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Notes to Consolidated Financial Statements (Unaudited)
4.	Oil and Gas Properties, Unproven (continued)

Coincident with the Weyerhauser transaction, Cascadia has also entered into a joint venture agreement (“Joint Venture”) dated August 12, 2005 with St. Helens Energy LLC (“St. Helens”), a 100% owned subsidiary of Comet Ridge Limited, an Australian coal seam gas exploration company which is listed on the Australian Stock Exchange. Pursuant to this agreement, Cascadia will serve as operator of the Joint Venture with a 60 percent interest in the Joint Venture; while St. Helens will actively assist in evaluating the area, developing exploratory leads and prospects, and providing 40 percent of the funding to pursue exploration and development of the prospect, including the $40,000 lease option consideration. During the quarter ended September 30, 2005, Cascadia had expended $292,810 on the Cedar Creek prospect of which St. Helens’s unpaid share equaled $76,724, which is included in accounts receivable. Earlier in the current quarter, Cascadia had recovered $40,000 from St. Helens, representing 40 percent of the $100,000 Cedar Creek lease rental payment paid to Weyerhauser Company. Cascadia has recorded St. Helens’s outstanding balance of project costs as a receivable with a series of corresponding invoices being issued.

The total costs incurred and excluded from amortization for the Company’s oil and gas properties are summarized as follows:

	Property acquisition	Seismic and land	Drilling and gathering	Geological and geophysical	Total
Coos Bay
Six months ended September 30, 2005	$-	$287,828	$5,107,087	$324,030	$5,718,945
Inception through March 31, 2005	756,000	499,847	1,262,564	257,023	2,775,434
Total	$756,000	$787,675	$6,369,651	$581,053	$8,494,379
Cedar Creek
Six months ended September 30, 2005	$60,000	$94,433	-	-	$154,433
Inception through March 31, 2005	-	-	-	-	-
Total	$60,000	$94,433	$-	$-	$154,433
Total Oil and Gas Properties	$816,000	$882,108	$6,369,651	$581,053	$8,648,812

As at September 30, 2005, all of the Company’s oil and gas properties are considered unproven. Based on the status of the Company’s exploration activities, management has determined that no impairment has occurred.

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Notes to Consolidated Financial Statements (Unaudited)
5.	Stock Options

On February 10, 2004, the Company’s Board of Directors adopted the 2004 Non-Qualified Stock Option Plan (the “2004 Plan”) which consisted of 1,800,000 stock options. As at September 30, 2005, 1,600,000 options were issued and exercised and 200,000 options remain outstanding of which 150,000 options are exercisable. Each outstanding option entitles the holder to acquire one common share at an exercise price of $0.50 per share. Vesting provisions for these options are 25% immediately and 25% every six months afterward until fully vested on December 31, 2005. These options expire on August 3, 2009 and have been registered pursuant to an S-8 filing. There are no additional shares available to be granted under the 2004 Plan.

During the fiscal year ended March 31, 2005, 600,000 stock options were granted outside the 2004 Plan. 200,000 stock options with an exercise price of $1.00 per share and another 200,000 with an exercise price of $2.00 per share were granted pursuant to a Mail Distribution Agreement with a third party (“Optionee”). These options vested immediately and were exercisable until November 1, 2005. These options had a cashless exercise provision whereby the optionee could elect to receive common stock in lieu of paying cash for the options based on a formula that includes using the average closing prices of the five trading days preceding the exercise date.

During the six months ended September 30, 2005, the optionee elected to invoke the cashless exercise provision for the exercise of 200,000 options resulting in 89,502 common shares being issued and the other 200,000 stock options being cancelled. The cancellation of the 200,000 options, due to non-performance under the original agreement, resulted in the reversal of $99,641 which had previously been recorded to additional paid-in capital and investor relations expense. The other 200,000 stock options granted outside the 2004 Plan were to a consultant of the Company for public and investor relations services. These options have an exercise price of $0.83 per share, vested 25% immediately, and 25% every quarter thereafter. As at September 30, 2005, 200,000 of these options are exercisable and have been registered with an S-8 filing dated August 31, 2005. Either party may terminate the investor relations agreement with thirty days written notice.

On March 17, 2005, the Company adopted the 2005 equity incentive plan (the “2005 Plan”) for executives, employees and outside consultants and advisors. A maximum of 2,000,000 shares of the Company’s common stock are subject to the 2005 Plan. During the six months ended September 30, 2005, the Company granted 1,700,000 stock options to various directors and consultants of the Company under the 2005 Plan. Each option entitles the holder to acquire one common share at exercise prices ranging from $1.25 to $2.00 per share. These options vest 25% immediately and 25% every six months afterward until fully vested 18 months from the date of grant. These options expire five years from the date of grant. As at September 30, 2005, an S-8 was filed to register this plan with an amendment to increase the number of shares under the plan by 500,000 to a total of 2,500,000 shares.

As of September 30, 2005, there are 2,100,000 stock options outstanding; 200,000 options were granted pursuant to the 2004 Plan, 200,000 were originally granted outside of any stock option plan (but were subsequently included in the August 31, 2005 S-8 filing) and 1,700,000 were granted pursuant to the 2005 Plan. Also see Note 11. No stock options were granted during the three months ended September 30, 2005.

During the six months ended September 30, 2005, the Company recorded $1,308,007 (September 30, 2004 - $375,710) of stock based compensation.

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Notes to Consolidated Financial Statements (Unaudited)
5.	Stock Options (continued)

A summary of stock option information from March 31, 2004 to September 30, 2005 is as follows:

	Shares	Weighted Average Exercise Price
A. Options outstanding at March 31, 2004	100,000	$0.10
Granted	1,340,000	$0.68
Exercised	(640,000)	$0.10
Options outstanding at March 31, 2005	800,000	$1.08
Granted	1,700,000	$1.34
Exercised	(200,000)	$1.00
Cancelled	(200,000)	$2.00
Options outstanding at September 30, 2005	2,100,000	$1.21

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (yrs.)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.50	200,000	3.84	$0.50	150,000	$0.50
$0.83	200,000	0.03	$0.83	200,000	$0.83
$1.25	1,500,000	4.52	$1.25	375,000	$1.25
$2.00	200,000	4.67	$2.00	50,000	$2.00
	2,100,000	4.04	$1.21	775,000	$1.04

The fair value of each option granted has been estimated as of the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: risk-interest rate between 3.55– 3.99% (2004 – 2.75%), dividend yield 0% (2004 – 0%), volatility of 179% (2004 – 254-265%) and expected lives of approximately 4 years (2004 – 1-5 years).

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Notes to Consolidated Financial Statements (Unaudited)
5.	Stock Options (continued)

A summary of weighted average fair value of stock options granted during the six months ended September 30, 2005 and March 31, 2005 is as follows:

		Weighted Average Exercise Price	Weighted Average Fair Value
B. Six months ended September 30, 2005
Exercise price is greater than market price at grant date:		$1.34	$1.20
Fiscal year ended March 31, 2005
Exercise price is greater than market price at grant date:		$1.50	$0.53
Exercise price is below market price at grant date:		$0.34	$0.56
6.	Warrants

In June 2004, the Company issued warrants attached to a private placement to purchase 1,442,930 shares of common stock at $0.50 per share exercisable until May 19, 2006. In July 2004, the Company issued warrants attached to a private placement to purchase 500,000 shares of common stock at $0.55 per share exercisable until July 7, 2006.

A summary of the warrants outstanding as at September 30, 2005 is as follows:

Issue Date	Exercise Price	Issued	Exercised	September 30, 2005 Ending balance
May 20, 2004	$0.50	1,442,930	1,442,930	-
July 8, 2004	$0.55	500,000	400,000	100,000
Total		1,942,930	1,842,930	100,000

Each warrant entitles the holder to acquire one common share of the Company.

7.	Series B Convertible Preferred Stock (“Series B Stock”)

On August 27, 2004, the Company closed a private placement in its Series B Stock at $1,000 per share for $2,200,000 in gross proceeds (the “Private Placement”). The Series B Stock are senior to the common stock with respect to the payment of dividends and other distribution on the capital stock of the Company, including distribution of the assets of the Company upon liquidation. No cash dividends or distributions shall be declared or paid or set apart for payment on the common stock in any year unless cash dividends or distributions on the Series B Stock for such year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary before any distribution or payment shall be made to any of the holders of common stock or any series of preferred stock, the holders of Series B Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $1,000 per share of the Series B Stock plus all declared and unpaid dividends thereon, for each shares of Series B Stock held by them.

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Notes to Consolidated Financial Statements (Unaudited)
7.	Series B Convertible Preferred Stock (“Series B Stock”) (continued)

The Series B Stock are non-voting, carry a cumulative dividend rate of 5% per year, when and if declared by the Board of Directors of the Company, and are convertible into common stock at any time by dividing the dollar amount being converted (included accrued but unpaid dividends) by the lower of $1.20 or 80% of the lowest volume weighted average trading price per common share of our Company for 10 trading days. The holder of the Series B Stock may only convert up to $250,000 of Series B Stock into common shares in any 30 day period. The Company may redeem the Series B Stock by paying 120% of the invested amount together with any unpaid dividends. In the event that the volume weighted average price of the Company’s common stock is equal to or greater than two dollars for twenty consecutive trading days, the Company must redeem in an amount of Series B Stock equal to 20% of the dollar volume of the common stock traded during the previous 20 days.

As a condition of the Private Placement, the Company agreed to file a registration statement registering up to 5,000,000 shares of common stock (the “Registration Statement”) in order to receive all of the proceeds of the Private Placement.

Each share of Series B Stock will be automatically converted into common stock immediately upon the consummation of the occurrence of a stock acquisition, merger, consolidation, or reorganization of the Company.

The gross proceeds of the Private Placement have been received as follows:

(i) $1,100,000 was paid on closing;

(ii) $550,000 on the fifth business day following the filing date of the Registration Statement; and

(iii) $550,000 on the fifth business day following the effective date of the Registration Statement

Net proceeds received was $1,935,000 after payment of $220,000 in finders’ fees (10% of gross proceeds) and $45,000 in legal fees. The transaction resulted in a beneficial conversion feature calculation in accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, of $315,244 which was accreted over nine months commencing October 1, 2004 (the minimum period that the preferred stockholder can convert all of their Series B Stock). The Company recorded accretion of $105,081 as a dividend for the six months ended September 30, 2005 (year ended March 31, 2005 - $210,163).

As of September 30, 2005, the Company paid preferred stock dividends of $72,672 on the Series B Stock.

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Notes to Consolidated Financial Statements (Unaudited)
7.	Series B Convertible Preferred Stock (“Series B Stock”) (continued)

During the quarter ended June 30, 2005, the Company issued the following common shares pursuant to exercise of the Series B Stocks:

Conversion Date	# of Series B Stock	Conversion Price	Common Stock
April 1, 2005	100	$0.8386	119,252
April 6, 2005	5	0.7735	6,464
April 7, 2005	100	0.7735	129,282
April 28, 2005	125	0.7860	159,033
April 29, 2005	125	0.7860	159,033
May 2, 2005	395	0.7860	502,544
May 18, 2005	125	1.0887	114,816
May 25, 2005	125	1.1962	104,498
June 1, 2005	125	1.1962	104,498
June 8, 2005	475	1.2000	395,834
Total	1,700	$1.0560	1,795,254
8.	Series C Convertible Preferred Stock (“Series C Stock”)

On July 19, 2005, the Company also closed a private placement in its Series C Stock at $1,000 per share for 12,500 shares (the “Private Placement”). The Series C Stock are senior to the common stock with respect to the payment of dividends and other distribution on the capital stock of the Company, including distribution of the assets of the Company upon liquidation. No cash dividends or distributions shall be declared or paid or set apart for payment on the common stock in any year unless cash dividends or distributions on the Series C Stock for such year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary before any distribution or payment shall be made to any of the holders of common stock or any series of preferred stock, the holders of Series C Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $1,000 per share of the Series C Stock plus all declared and unpaid dividends thereon, for each shares of Series C Stock held by them.

The Series C Stock are non-voting, carry a cumulative dividend rate of 5% per year, when and if declared by the Board of Directors of the Company, and are convertible into common stock at any time by dividing the dollar amount being converted (included accrued but unpaid dividends) by the lower of $3.00 or 85% of the volume weighted average trading price per common stock of the Company for 5 trading days. The holder of the Series C Stock may only convert up to a maximum of $950,000 of Series C Stock into common stock in any 30 day period. The Company may redeem the Series C Stock by paying 120% of the invested amount together with any unpaid dividends. Each share of Series C Stock will automatically convert into common stock at the conversion price then in effect two years from the date of issuance of each share.

As a condition of the private placement regarding the Series C Stock, the Company agreed to file a registration statement registering up to 12,500,000 shares of common stock (the “Registration Statement”) within 60 days of closing and to have the Registration Statement declared effective within 150 days of closing.

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Notes to Consolidated Financial Statements (Unaudited)
8.	Series C Convertible Preferred Stock (“Series C Stock”) (continued)

Each share of Series C Stock will be automatically converted into common stock immediately upon the consummation of the occurrence of a stock acquisition, merger, consolidation, or reorganization of the Company.

The gross proceeds of this private placement will be received as follows:

(i) $6,000,000 was received on closing;

(ii) $3,500,000 was received on the second business day prior to the filing date of the Registration Statement; and

(iii) $3,000,000 will be received on the fifth business day following effective date of the Registration Statement. There are no assurances that the Company’s Registration Statement will become effective and that the Company will receive the last payment of $2,775,000, net of the 7.5% finders’ fee.

Net proceeds received as of September 30, 2005 totaled $8,776,990 after payment of finders’ fees and legal costs of $712,500 and $10,510 respectively. The transaction resulted in a beneficial conversion feature calculation in accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, and EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”, of $1,555,873 which is being accreted over twenty-four (24) months commencing July 15, 2005. Accretion of $172,638 was recorded for the six months ended September 30, 2005.

As of September 30, 2005, the Company had accrued $63,219 for dividends on the Series C Stock.

9.	Common Stock

On July 19, 2005, the Company received gross proceeds of $3,300,000 pursuant to a private placement of 1,650,000 shares of common stock at $2.00 per share. Finders’ fees paid on this transaction totaled $25,000.

10.	Commitments

Effective October 1, 2004, the Company entered into a consulting agreement for public and investor relations with a third party. The Company is committed to pay $5,000 per month for the service for the term of one year. Either party may terminate the agreement with thirty days written notice.

On January 1, 2005, the Company entered into a management consulting agreement with MGG Consulting, wholly-owned by the President of the Company. Pursuant to the agreement, the Company is committed to a cash compensation rate of $1,000 per day unless terminated at any time by either party upon written notice. Effective April 1, 2005, the agreement was amended to reduce the compensation rate to $800 per day.

11.	Subsequent Events

On October 15, 2005, the Company granted an option, under the Amended 2005 Equity Incentive Plan of the Company, to purchase 250,000 common shares to a new employee at an exercise price of $2.00. Other terms of the option are substantially the same as option grants to other employees with vesting occurring semi-annually over a two-year period following the grant date. Similarly, the options expire at the end of five years following the grant date.

TORRENT ENERGY CORPORATION (formerly Scarab Systems, Inc.) (An exploration stage enterprise)
Notes to Consolidated Financial Statements (Unaudited)
12.	Comparative Figures

Certain of the comparative figures for September 30, 2004 have been reclassified to conform with the presentation adopted in the current period.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

According to our Articles of Incorporation, as amended and provided to the fullest extent permitted by Colorado law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

Securities and Exchange Commission Registration fee	$2,714.69
Accounting fees and expenses	3,000.00
Legal fees and expenses	15,000.00
Miscellaneous	5,000.00
TOTAL	$25,714.69

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On September 10, 2002, we sold 750,000 shares to an accredited investor at a price of $0.04 per share. In connection with such sale, we relied on the exemption from registration provided by Section 4(2) of the Securities Act. The investor represented in writing that he was purchasing the shares for investment purposes and, in addition, the certificate representing the shares will bear a restrictive securities legend.

On September 15, 2002, we issued 100,000 shares of our common stock to a foreign investor at a price of $0.04 per share as consideration for all the issued and outstanding shares of Excelsior Ventures, Ltd., an inactive Barbados corporation having no assets, liabilities, income or debts. The certificate representing the shares will bear a restrictive securities legend.

On September 15, 2002, we issued 1,877,000 shares of its common stock to a foreign investor to secure a loan of $40,000 by the foreign investor to us, pursuant to a secured promissory note dated September 15, 2002. Under the terms of the secured promissory note, we had one year to redeem the shares by paying the principal plus accrued interest at the rate of 20 percent per annum. In connection with such sale, we relied on the exemption from registration provided by Regulation S promulgated under the Securities Act. The investor represented in writing that it was not a U.S. person and, in addition, the certificates representing the shares will bear a restrictive securities legend. On March 14, 2003, our President, Thomas Mills, personally repaid the foreign investor and received an assignment of the debt. In February, 2004, we issued 510,000 shares of common stock upon the conversion of the debt in the amount of $51,000 (including accrued interest in the amount of $11,000) to Mr. Mills. Mr. Mills is a non-U.S. person and the shares were issued in reliance on Regulation S under the Securities Act.

In February 2004, we issued 1,200,000 shares of common stock pursuant to a private placement in exchange for aggregate cash payments of $120,000. We issued 750,000 of the common shares to two non-U.S. persons for aggregate payments of $75,000 and in reliance on Regulation S under the Securities Act. We also issued 450,000 of the common shares to two U.S. persons for aggregate cash payments of $45,000 and in reliance on Section 4(2) under the Securities Act.

In May 2004, we issued 1,442,930 shares of our common stock and 1,442,930 warrants to purchase our common stock at an exercise price of $0.50 pursuant to a private placement in exchange for aggregate cash payments of $505,025. We issued 300,071 of our common shares to two non-U.S. persons or entities for aggregate payments of $105,025 in reliance on Regulation S under the Securities Act. We also issued 1,142,859 of our common shares to two U.S. persons or entities for aggregate cash payments of $400,000 and in reliance on Regulation D under the Securities Act. Certain registration rights were granted to investors pursuant to this financing.

In June 2004, we issued 600,000 shares of our common stock pursuant to the lease purchase and sale agreement. These shares were issued in reliance on Regulation D under the Securities Act.

In June 2004, we issued 300,000 shares of our common stock pursuant to an investor relation's agreement. These shares were issued in reliance on Regulation S under the Securities Act.

In June 2004, we issued 500,000 shares of our common stock and 500,000 warrants to purchase our common stock at an exercise price of $0.55 pursuant to a private placement in exchange for aggregate cash payments of $200,000. These shares were issued in reliance on Regulation D under the Securities Act. Certain registration rights were granted to investors pursuant to this financing.

In July 2004, we issued 500,000 shares of our common stock pursuant to a private placement in exchange for aggregate cash payments of $200,000. The common shares were issued to three U.S. persons or entities in reliance on Regulation D under the Securities Act. Certain registration rights were granted to investors pursuant to this financing.

In August 2004, we issued 2,200 shares of Series C Stock for $2,200,000. These shares were issued in reliance on Regulation D under the Securities Act. Certain registration rights were granted to investors pursuant to this financing.

In February 2005, we issued 600,000 shares of our common stock pursuant to the lease purchase and sale agreement. These shares were issued in reliance on Regulation D under the Securities Act.

In February 2005, we issued 2,500,000 shares of our common stock for $2,500,000 pursuant to two securities purchase agreements. These shares were issued in reliance on Regulation D and/or Section 4(2) of the Securities Act.

In July 2005, to obtain funding for our ongoing operations, we entered into three securities purchase agreements with three accredited investors on July 11, 2005 for the sale of an aggregate of 1,650,000 shares of our common stock at a price of $2.00 per share for an aggregate of $3,300,000. On July 19, 2005 the investors provided us with an aggregate of $3,300,000, pursuant to the terms of the securities purchase agreements. We also entered into an investment agreement with an accredited investor on July 12, 2005 for the sale of 12,500 shares of our Series C Stock for gross proceeds of $12,500,000 pursuant to the terms of the investment agreement. The Series C Stock is convertible into common stock at any time by dividing the dollar amount being converted by the lower of $3.00 or 85% of the volume weighted average trading price per common share of our company for five trading days. The holder of the Series C Stock may only convert up to $950,000 of Series C Stock into common shares in any 30 day period; provided, however, that in no event can the holder of the Series C Stock convert more than an aggregate of $750,000 of Series C Stock in any 30 day period at the conversion price of 85% of the volume weighted average trading price per common share for five trading days. Each share of Series C Stock will automatically convert into shares of our common stock at the conversion price then in effect two years from the date of issuance of each share. Our company may redeem the Series C Stock by paying 120% of the invested amount together with any unpaid dividends.

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Torrent or executive officers of Torrent, and transfer was restricted by Torrent in accordance with the requirements of the Securities Act. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Torrent Energy Corporation, a Colorado corporation.

Exhibit No.	Description
3.1	Restated Articles of Incorporation, incorporated by reference from the Company's annual report on Form 10-KSB/A, filed with the Commission on February 11, 2004.
3.2	Articles of Amendment to the Restated Articles of Incorporation, changing the name to Torrent Energy Corporation.
3.3

Articles of Amendment to the Restated Articles of Incorporation, creating Series C Stock, incorporated by reference from the Company's Current Report on Form 8-K, filed with the Commission on September 1, 2004.

3.4	Bylaws of the Company, incorporated by reference from the Company's annual report on Form 10-KSB/A, filed with the Commission on February 11, 2004.
4.1	Amended 2005 Equity Incentive Plan, effective March 17, 2005, filed with the Commission on August 31, 2005.
4.2	Form of Stock Option Agreement for Amended 2005 Equity Incentive Plan, filed with the Commission on August 31, 2005.
5.1*	Clark Wilson LLP Opinion and Consent.
10.1

Lease Purchase and Sale Agreement between the Company, Methane Energy Corp. and Geotrends Hampton International LLC dated May 11, 2004, incorporated by reference to the Company's current report on Form 8-K filed with the Commission on May 20, 2004.

10.2	Amending Agreement to Lease Purchase and Sale Agreement dated May 19, 2004, incorporated by reference to the Company's current report on Form 8-K filed with the Commission on June 23, 2004.
10.3	Second Amending Agreement to Lease Purchase and Sale Agreement dated June 11, 2004, incorporated by reference to the Company's current report on Form 8-K filed with the Commission on June 23, 2004.
10.4

Investor Relations Agreement between Scarab Systems Inc. and Eclips Ventures International dated June 11, 2004, incorporated by reference to the Company's current report on Form 8-K filed with the Commission on June 23, 2004.

10.5	Scarab Systems, Inc. 2004 Non-Qualified Stock Option Plan, incorporated by reference from the Company's registration statement on Form S-8 filed with the Commission on February 19, 2004.
10.6

Investment Rights Agreement, dated as of August 27, 2004, by and between the Company and Cornell Capital Partners, L.P., incorporated by reference from the Company's Current Report on Form 8-K, filed with the Commission on September 1, 2004.

10.7

Registration Rights Agreement, dated as of August 27, 2004, by and between the Company and Cornell Capital Partners, L.P., incorporated by reference from the Company's Current Report on Form 8-K, filed with the Commission on September 1, 2004.

10.8

Consulting Agreement dated January 1, 2005 by and between the Company and MGG Consulting, incorporated by reference to the Company's quarterly report on Form 10-QSB, filed with the Commission on February 11, 2005.

10.9

Securities Purchase Agreement dated as of February 11, 2005 by and between the Company and Placer Creek Investors (Bermuda) L.P, incorporated by reference to the Company's Form SB-2, filed with the Commission on March 30, 2005.

10.10

Securities Purchase Agreement dated as of February 11, 2005 by and between the Company and Placer Creek Partners, L.P, incorporated by reference to the Company's Form SB-2, filed with the Commission on March 30, 2005.

10.11

Securities Purchase Agreement dated as of July 11, 2005 between the Company and Placer Creek Partners, L.P., incorporated by reference to the Company's current report on Form 8-K filed with the Commission on July 20, 2005.

10.12

Securities Purchase Agreement dated as of July 11, 2005 between the Company and Placer Creek Investors (Bermuda) L.P., incorporated by reference to the Company's current report on Form 8-K filed with the Commission on July 20, 2005.

10.13

Securities Purchase Agreement dated as of July 11, 2005 between the Company and SDS Capital Group SPC, Ltd., incorporated by reference to the Company's current report on Form 8-K filed with the Commission on July 20, 2005.

10.14

Investment Agreement dated as of July 12, 2005 between the Company and Cornell Capital Partners, LP, incorporated by reference to the Company's current report on Form 8-K filed with the Commission on July 20, 2005.

10.15

Investor Registration Rights Agreement dated as of July 12, 2005 between the Company and Cornell Capital Partners, LP, incorporated by reference to the Company's current report on Form 8-K filed with the Commission on July 20, 2005.

14.1	Code of Ethics for Senior Financial Officers, incorporated by reference from the Company's annual report on Form 10-KSB, filed with the Commission on April 30, 2004.
16.1	Letter from Moore Stephens Ellis Foster Ltd., incorporated by reference to the Company's current report on Form 8-K/A filed with the Commission on September 13, 2005.
23.1*	Consent of Ernst & Young LLP.
23.3	Consent of legal counsel (see Exhibit 5.1).

* filed herewith.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1)           File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5)           For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada, on December 23, 2005.

TORRENT ENERGY CORPORATION

By: /s/ Mark Gustafson

Mark Gustafson, President, Principal Executive Officer

Principal Accounting Officer and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Mark Gustafson
Mark Gustafson	President and Director	December 23, 2005

/s/ John D. Carlson
John D. Carlson	Director	December 23, 2005

/s/ George L. Hampton III
George L. Hampton III	Director	December 23, 2005